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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203936

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 8, 2016

Preliminary prospectus supplement
(To prospectus dated August 8, 2016)

SM ENERGY COMPANY

$100,000,000

        % Convertible Senior Notes due 2021

Interest payable January 1 and July 1

           We are offering $100,000,000 principal amount of our        % Convertible Senior Notes due 2021. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2017. The notes will mature on July 1, 2021.

           Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding January 1, 2021 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after January 1, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

           The conversion rate will initially be            shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

           We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

           If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

           The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

           Concurrently with this offering, we are also making a public offering of 15,000,000 shares of our common stock. The common stock will be offered pursuant to a separate prospectus supplement. The public offering price of our common stock is $            per share. We have granted the underwriters of that offering an option to purchase up to an additional 2,250,000 shares of our common stock. The closing of our offering of the notes is not conditioned upon the closing of the concurrent offering of our common stock, and the closing of the concurrent offering of our common stock is not conditioned upon the closing of this offering of notes.

           We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "SM." The last reported sale price of our common stock on The New York Stock Exchange on August 5, 2016 was $29.30 per share.

           Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-19 of this prospectus supplement.

	Per Note	Total

Public offering price(1)	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from August     , 2016.

           We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $15,000,000 principal amount of notes.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about August 12, 2016.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan

Co-Managers

Barclays	BBVA

August    , 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

 ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second

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part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. Before you invest in our notes, you should carefully read this prospectus supplement and the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. If any information varies between this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our notes by us or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus supplement mean SM Energy Company, a Delaware corporation, and its subsidiaries. Certain oil and natural gas industry terms used in this prospectus supplement are defined in the "Glossary of Oil and Natural Gas Terms" beginning on page S-101 of this prospectus supplement.

Where You Can Find More Information

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and we file annual, quarterly and other reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, information contained on our Internet website is not part of this prospectus supplement and does not constitute a part of this prospectus supplement.

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 INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus supplement certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus supplement by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus supplement and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus supplement, which you should review in connection with this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016 ("2015 Form 10-K");

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 4, 2016, and for the period ended June 30, 2016 ("Second Quarter 2016 Form 10-Q"), filed with the SEC on August 3, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on February 22, 2016, March 25, 2016, April 13, 2016, May 26, 2016 and August 8, 2016, excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

  •
  the description of our common stock contained in our Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of common stock under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of the filing of such documents. Any statements made in such documents will automatically update and supersede the information contained in this prospectus supplement, and any statements made in this prospectus supplement update and supersede the information contained in past SEC filings incorporated by reference into this prospectus supplement.

        We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus supplement to each person, including any beneficial owner, to whom we deliver this prospectus supplement, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

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 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus supplement, and include statements about such matters as:

  •
  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

  •
  our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our outlook on future oil, gas, and NGL prices, well costs, and service costs;

  •
  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions;

  •
  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

  •
  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

  •
  future oil, gas, and NGL production estimates;

  •
  cash flows, anticipated liquidity, and the future repayment of debt;

  •
  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

  •
  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our 2015 Form 10-K.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2015 Form 10-K, and include such factors as:

  •
  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

  •
  weakness in economic conditions and uncertainty in financial markets;

  •
  our ability to replace reserves in order to sustain production, including our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

S-iv

  •
  our ability to compete against competitors that have greater financial, technical, and human resources;

  •
  our ability to attract and retain key personnel;

  •
  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

  •
  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

  •
  the possibility that exploration and development drilling may not result in commercially producible reserves;

  •
  our limited control over activities on outside-operated properties;

  •
  our reliance on the skill and expertise of third-party service providers on our operated properties;

  •
  the possibility that title to properties in which we have an interest may be defective;

  •
  the possibility that our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

  •
  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

  •
  the uncertainties associated with enhanced recovery methods;

  •
  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

  •
  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

  •
  our ability to deliver necessary quantities of natural gas or crude oil to contractual counterparties;

  •
  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

  •
  the impact that lower oil, gas, or NGL prices could have on the amount we are able to borrow under our Credit Agreement (as defined herein);

  •
  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

  •
  the possibility that covenants in our debt agreements may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

  •
  operating and environmental risks and hazards that could result in substantial losses;

  •
  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

  •
  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

S-v

  •
  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

  •
  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

  •
  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

  •
  new technologies may cause our current exploration and drilling methods to become obsolete;

  •
  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

  •
  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement speak as of the filing date of this prospectus supplement. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

S-vi

SUMMARY

        This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference. It does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes thereto, which are incorporated herein by reference from our 2015 Form 10-K and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016. You should read "Risk Factors" beginning on page S-19 of this prospectus supplement, on page 4 of the accompanying prospectus and Item 1A. "Risk Factors" in our 2015 Form 10-K and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016, for more information about important risks that you should consider before making a decision to invest in our notes.

        Certain information with respect to our estimated proved reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as an expert in petroleum engineering.

 SM Energy Company

        We are an independent energy company engaged in the acquisition, exploration, development, and production of oil, natural gas, and NGLs in onshore North America. Our core assets and active development positions are located in the Eagle Ford shale in south Texas, the Bakken/Three Forks in North Dakota and the Permian Basin in west Texas. We also have a delineation and exploration program in the Powder River Basin in Wyoming.

        Our strategic objective is to profitably build our ownership and operatorship of North American oil, natural gas, and NGL producing assets that have high operating margins and significant opportunities for additional economic investment. We pursue growth opportunities through both exploration and acquisitions, and we seek to maximize the value of our assets through industry leading technology application and outstanding operational execution. We focus on achieving high full-cycle economic returns on our investments and maintaining a simple, strong balance sheet through a conservative approach to leverage.

        As of year-end 2015, our proved reserves were 471.3 MMBoe. In the second quarter of 2016, production averaged 157,200 Boe per day. As of the end of the second quarter of 2016, our leasehold acreage totaled approximately 390,000 net acres in the Eagle Ford shale in south Texas, the Bakken/Three Forks in North Dakota and the Permian Basin in west Texas, approximately 171,000 net acres in the Powder River Basin and 477,000 net acres in other areas, of which 79,000 acres we recently announced were subject to contracts for sale.

Corporate Information

        We were founded in 1908 and incorporated in Delaware in 1915. Our initial public offering of common stock was in December 1992. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM." Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140. Our website address is www.sm-energy.com; information included or referred to on our website is not part of this prospectus supplement.

 Recent Developments

Pending Acquisition

        On August 8, 2016, we entered into a definitive membership interest purchase agreement (the "Purchase Agreement") with Rock Oil Holdings LLC (the "Seller") to acquire (the "Acquisition") 100% of the membership interests in JPM EOC Opal, LLC (the "Target"), a Delaware limited liability company and wholly-owned subsidiary of Seller, which owns undeveloped leasehold interests, producing wells and associated infrastructure assets in the Midland Basin of west Texas. The Acquisition will complement and significantly expand our existing core position in the basin. The purchase price for the membership interests in Target is $980 million (the "Purchase Price"), subject to certain customary purchase price adjustments.

        Pursuant to the Purchase Agreement, we will acquire approximately 24,783 net acres in Howard County, Texas that are predominantly contiguous; an estimated 6 MMBoe of proved developed producing reserves (based on internal estimates); and approximately 4,900 Boe per day of net production (as of July 2016) that is approximately 77% oil. The to be acquired leasehold has current production from wells in the Wolfcamp A, Wolfcamp B and Lower Spraberry formations, with a recently completed well producing approximately 1,600 Boe/d in the last 30 days. We have demonstrated superior operational execution in the Midland Basin and plan to utilize our extensive experience and expertise, including applying reservoir modeling, pad drilling and leading edge completion technologies to optimize the performance of the wells we expect to drill on the acquired assets.

        We intend to fund the Acquisition with net proceeds from this offering, net proceeds from our Concurrent Equity Offering (as defined below), proceeds from asset sales pursuant to definitive agreements currently in place, proceeds from asset sales contemplated as part of our continued portfolio management (including the divestiture of our outside-operated position in the Eagle Ford shale), borrowings under our Credit Agreement or borrowings under the Bridge Facility (as defined below). There can be no assurances that any asset sales will be consummated.

        The Acquisition is scheduled to close October 4, 2016, with an effective date of September 1, 2016, and is subject to the satisfaction of customary closing conditions. There can be no assurance that the transaction will close on the expected closing date or at all. Following the execution of the Purchase Agreement, we are required to deposit $49.0 million into an escrow account as a deposit to be applied against the Purchase Price at the closing of the Acquisition.

        Neither the closing of this offering nor the closing of the Concurrent Equity Offering are conditioned on, or are a condition to, the consummation of the Acquisition. If the Acquisition is delayed, not consummated or consummated in a manner different than described herein, the price of our notes may decline. In addition, if the Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, if you decide to purchase notes in this offering, you should be willing to do so whether or not we complete the Acquisition.

Concurrent Equity Offering

        Concurrently with this offering, we are also making a public offering of 15,000,000 shares of our common stock pursuant to a separate prospectus supplement (the "Concurrent Equity Offering"). In that offering, we have granted the underwriters of that offering a 30-day option to purchase up to an additional 2,250,000 shares of our common stock. The closing of our offering of the notes is not conditioned upon the closing of the concurrent offering of our common stock, and the closing of the concurrent offering of our common stock is not conditioned upon the closing of this offering of the notes.

Bridge Facility

        On August 8, 2016, we entered into a commitment letter by which a lender committed to make available to us a second lien bridge facility in a principal amount of up to $500 million (the "Bridge Facility") until November 11, 2016, subject to the terms and conditions set forth in the commitment letter. If we decide to use this facility, the proceeds would be used to fund a portion of the purchase price of the Acquisition and the payment of fees and expenses of the Acquisition.

 THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Debt Securities" section of the accompanying prospectus, as supplemented by the "Description of notes" section of this prospectus supplement, contain a more detailed description of the terms and conditions of the notes.

Issuer	SM Energy Company, a Delaware corporation.
Securities	$100,000,000 principal amount of % Convertible Senior Notes due 2021 (plus up to an additional $15,000,000 principal amount to cover over-allotments).
Maturity	July 1, 2021, unless earlier repurchased or converted.
Interest

        % per year. Interest will accrue from August     , 2016 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2017. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of notes—Events of default."

Conversion rights

Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding January 1, 2021 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of notes—Conversion rights—Conversion upon satisfaction of trading price condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of notes—Conversion rights—Conversion upon specified corporate events."

On or after January 1, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially            shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 20 trading day observation period (as described herein). See "Description of notes—Conversion rights—Settlement upon conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

No redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of notes—Fundamental change permits holders to require us to repurchase notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of notes—Fundamental change permits holders to require us to repurchase notes."

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•

equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including our 6.50% Senior Notes due 2021, 6.125% Senior Notes due 2022, 6.50% Senior Notes due 2023, 5.00% Senior Notes due 2024 and 5.625% Senior Notes due 2025 (collectively, the "Senior Notes");

• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of June 30, 2016, our total consolidated indebtedness was $2.6 billion, of which an aggregate of $2.3 billion was unsecured indebtedness and an aggregate of $330.5 million was secured indebtedness. As of June 30, 2016, our subsidiaries had $0.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.7 billion.

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Future subsidiary guarantors

If at any time the notes are outstanding, any of our Senior Notes (as such Senior Notes may be amended, extended, modified or refinanced from time to time) become guaranteed by any of our subsidiaries, we will cause each such subsidiary, on the effective date of such guarantee, to also guarantee the notes on the same basis as the guarantee of such Senior Notes. In addition, if such subsidiary guarantor is released from its guarantee under the Senior Notes, then it will also be automatically released from the guarantee of the notes.

Future liens

The notes are not secured by any of our assets. If, however, any of our Senior Notes or subsidiary guarantees of such Senior Notes (in each case, as may be amended, modified, extended or refinanced from time to time) is secured, then contemporaneously with the provision of such security, effective provision will be made to secure the notes or the relevant subsidiary guarantee of the notes on an equal and ratable basis with such Senior Notes or such subsidiary guarantee of such Senior Notes, as the case may be, for so long as such Senior Notes or such subsidiary guarantee of such Senior Notes are secured.

Any security created for the benefit of the holders of the notes pursuant to the preceding paragraph will provide by its terms that such security will be automatically and unconditionally released and discharged upon the release and discharge of the security under the applicable Senior Notes or subsidiary guarantee of such Senior Notes.

Use of proceeds

We estimate that the proceeds from this offering will be approximately $            million (or $            million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated expenses. We expect to enter into capped call transactions with one or more of the underwriters or their respective affiliates (the "option counterparties"). We intend to use approximately $            million of the net proceeds from this offering to pay the cost of the capped call transactions. If the Acquisition is consummated, we intend to use the remainder of the net proceeds from this offering to partially fund the Acquisition. If the Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering. See "Use of proceeds."

If the underwriters exercise their over-allotment option, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

Book-entry form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences

For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Material United States Federal Income Tax Considerations."

Capped call transactions

In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see "Risk factors—Risks related to the notes—The capped call transactions may affect the value of the notes and our common stock" and "Underwriting—Capped call transactions."

New York Stock Exchange symbol for our common stock	Our common stock is listed on The New York Stock Exchange under the symbol "SM."
Trustee, paying agent and conversion agent	U.S. Bank National Association

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

        We derived the following summary historical financial data as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014, and 2013, from our audited financial statements, which are incorporated by reference into this prospectus supplement and should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 8, "Financial Statements and Supplementary Data" included in our 2015 Form 10-K, which is incorporated by reference herein. The summary historical balance sheet data as of December 31, 2013 has been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 but not included or incorporated by reference in this prospectus supplement. The financial data for the six months ended June 30, 2016 and 2015, respectively, and as of June 30, 2016 was derived from our unaudited condensed consolidated financial statements included in our Second Quarter 2016 Form 10-Q, which is incorporated by reference into this prospectus supplement. The Consolidated Balance Sheet data as of June 30, 2015 was derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2015, which is not included or incorporated by reference in this prospectus supplement. The following summary historical financial data should be read in conjunction with Part I,

Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part I, Item 1, "Financial Statements" of our Second Quarter 2016 Form 10-Q.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in thousands, except per share amounts)
Operating revenues:
Oil, gas, and NGL production revenue	$502,965	$834,571	$1,499,905	$2,481,544	$2,199,550
Net gain (loss) on divestiture activity	(18,975)	36,082	43,031	646	27,974
Marketed gas system revenue	—	9,482	9,485	24,897	60,039
Other operating revenues	900	1,945	4,544	15,220	5,811

Total operating revenues and other income	484,890	882,080	1,556,965	2,522,307	2,293,374
Operating expenses:
Oil, gas, and NGL production expense	293,134	369,836	723,633	715,878	597,045
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	425,227	437,105	921,009	767,532	822,872
Exploration	28,460	62,948	120,569	129,857	74,104
Impairment of proved properties	269,785	68,440	468,679	84,480	172,641
Abandonment and impairment of unproved properties	2,349	17,446	78,643	75,638	46,105
Impairment of other property and equipment	—	—	49,369	—	—
General and administrative	60,438	86,244	157,668	167,103	149,551
Change in Net Profits Plan liability	1,865	(8,810)	(19,525)	(29,849)	(21,842)
Derivative (gain) loss	149,123	(73,238)	(408,831)	(583,264)	(3,080)
Marketed gas system expense	—	10,773	13,922	24,460	57,647
Other operating expenses	11,783	16,650	30,612	4,658	30,076

Total operating expenses	1,242,164	987,394	2,135,748	1,356,493	1,925,119
Income (loss) from operations	(757,274)	(105,314)	(578,783)	1,165,814	368,255
Non-operating income (expense):
Other, net	11	596	649	(2,561)	67
Interest expense	(65,123)	(63,426)	(128,149)	(98,554)	(89,711)
Gain (loss) on extinguishment of debt	15,722	(16,578)	(16,578)	—	—

Income (loss) before income taxes	(806,664)	(184,722)	(722,861)	1,064,699	278,611
Income tax (expense) benefit	290,773	74,156	275,151	(398,648)	(107,676)

Net income (loss)	$(515,891)	$(110,566)	$(447,710)	$666,051	$170,935

Basic weighted-average common shares outstanding	68,090	67,473	67,723	67,230	66,615
Diluted weighted-average common shares outstanding	68,090	67,473	67,723	68,044	67,998
Basic net income (loss) per common share	$(7.58)	$(1.64)	$(6.61)	$9.91	$2.57
Diluted net income (loss) per common share	$(7.58)	$(1.64)	$(6.61)	$9.79	$2.51

	As of June 30,		As of December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in thousands)
Consolidated Balance Sheets Data:
Working capital	$(16,367)	$3,551	$216,464	$(39,617)	$8,370
Total property and equipment, net	$4,601,332	$5,485,045	$4,950,280	$5,503,903	$3,859,792
Total assets(1)	$5,044,475	$6,213,618	$5,621,643	$6,483,145	$4,678,023
Total noncurrent liabilities(1)	$3,374,798	$3,503,154	$3,466,717	$3,411,830	$2,432,071
Total stockholders' equity	$1,348,836	$2,188,307	$1,852,401	$2,286,655	$1,606,821

(1)
We adopted FASB ASU No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs" effective November 1, 2015, which requires certain deferred financing costs to be presented on the balance sheets as a direct reduction from the carrying value of the related liability. Prior period amounts have been reclassified to conform with current period presentation in the 2015 Form 10-K.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in thousands)
Consolidated Statements of Cash Flows:
Net cash provided by operating activities	$256,873	$549,508	$978,352	$1,456,575	$1,338,514
Net cash used in investing activities	$(351,254)	$(646,726)	$(1,144,639)	$(2,478,749)	$(1,192,903)
Net cash provided by financing activities	$94,381	$97,180	$166,185	$740,046	$130,711
Other Financial Data:
Adjusted EBITDAX(1)	$399,408	$649,142	$1,124,775	$1,647,591	$1,477,274

(1)
See "—Reconciliation of Adjusted EBITDAX."

Reconciliation of Adjusted EBITDAX

        Adjusted EBITDAX represents net income (loss) before interest expense, other non-operating income or expense, income taxes, depletion, depreciation, amortization, and accretion expense, exploration expense, impairments, non-cash stock-based compensation expense, derivative gains and losses net of settlements, change in the Net Profits Plan liability, and gains and losses on divestitures. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally one-time in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that we present because we believe it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our Credit Agreement based on adjusted EBITDAX ratios as further described in Description of Other Indebtedness later in this prospectus. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Our credit facility provides a material source of liquidity for us. Under the terms of our Credit Agreement, if we fail to comply with the covenants that establish a maximum permitted ratio of senior secured debt to adjusted EBITDAX and a minimum permitted ratio of adjusted EBITDAX to interest, we will be in default, an event that would prevent us from borrowing under our credit facility and would therefore materially limit our sources of liquidity. In addition, if we default under our credit facility and are unable to obtain a waiver of that default from our lenders, lenders under that facility and under the indentures governing our outstanding Senior Notes would be entitled to exercise all of their remedies for a default.

        Adjusted EBITDAX has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, profitability, or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income (loss) and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies. Limitations to using adjusted EBITDAX as an analytical tool include:

  •
  Adjusted EBITDAX does not reflect current or future requirements for capital expenditures or capital commitments;

  •
  Adjusted EBITDAX does not reflect changes in, or cash requirements necessary to service interest or principal payments on debt;

  •
  Adjusted EBITDAX does not reflect income taxes;

  •
  Although depletion, depreciation and amortization are non-cash charges, the assets being depleted, depreciated or amortized will often have to be replaced in the future, and adjusted EBITDAX does not reflect any cash requirements for such replacements; and

  •
  Other companies in our industry may calculate adjusted EBITDAX differently than we do, limiting its usefulness as a comparison measure.

        The following table provides reconciliations of our net income (loss) and net cash provided by operating activities to adjusted EBITDAX for the periods presented:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in thousands)
Net income (loss) (GAAP)	$(515,891)	$(110,566)	$(447,710)	$666,051	$170,935
Interest expense	65,123	63,426	128,149	98,554	89,711
Other non-operating (income) expense, net	(11)	(596)	(649)	2,561	(67)
Income tax expense (benefit)	(290,773)	(74,156)	(275,151)	398,648	107,676
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	425,227	437,105	921,009	767,532	822,872
Exploration(1)	25,013	59,500	113,158	122,577	65,888
Impairment of proved properties	269,785	68,440	468,679	84,480	172,641
Abandonment and impairment of unproved properties	2,349	17,446	78,643	75,638	46,105
Impairment of other property and equipment	—	—	49,369	—	—
Stock-based compensation expense	13,915	13,215	27,467	32,694	32,347
Derivative (gain) loss	149,123	(73,238)	(408,831)	(583,264)	(3,080)
Derivative settlement gain(2)	248,738	274,024	512,566	12,615	22,062
Change in Net Profits Plan liability	1,865	(8,810)	(19,525)	(29,849)	(21,842)
Net (gain) loss on divestiture activity	18,975	(36,082)	(43,031)	(646)	(27,974)
(Gain) loss on extinguishment of debt	(15,722)	16,578	16,578	—	—
Other, net	1,692	2,856	4,054	—	—

Adjusted EBITDAX (Non-GAAP)	399,408	649,142	1,124,775	1,647,591	1,477,274

Interest expense	(65,123)	(63,426)	(128,149)	(98,554)	(89,711)
Other non-operating income (expense), net	11	596	649	(2,561)	67
Income tax (expense) benefit	290,773	74,156	275,151	(398,648)	(107,676)
Exploration(1)	(25,013)	(59,500)	(113,158)	(122,577)	(65,888)
Exploratory dry hole expense	(24)	22,896	36,612	44,427	5,846
Amortization of deferred financing costs	1,930	3,892	7,710	6,146	5,390
Deferred income taxes	(291,014)	(84,556)	(276,722)	397,780	105,555
Plugging and abandonment	(2,716)	(3,386)	(7,496)	(8,796)	(9,946)
Loss on extinguishment of debt	—	(12,455)	(12,455)	—	—
Other, net	(1,016)	(3,290)	9,707	1,069	2,775
Changes in current assets and liabilities	(50,343)	25,439	61,728	(9,302)	14,828

Net cash provided by operating activities (GAAP)	$256,873	$549,508	$978,352	$1,456,575	$1,338,514

(1)
Stock-based compensation expense is a component of exploration expense and general and administrative expense on the statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(2)
Natural gas derivative settlements for the six months ended June 30, 2015 include a $15.3 million gain on the early settlement of future contracts as a result of divesting our remaining Mid-Continent assets during the second quarter of 2015. Natural gas derivative settlements for the years ended December 31, 2015, and 2014, include a $15.3 million gain and $5.6 million gain on the early settlement of futures contracts during the second quarter of 2015 and first quarter of 2014, respectively, as a result of divesting certain of our Mid-Continent assets.

SUMMARY RESERVE, PRODUCTION AND OPERATING DATA

Oil and Gas Reserves

        The following table presents summary data with respect to our estimated net proved oil, gas, and NGL reserves as of the dates indicated. At least 80 percent of the PV-10 of our estimated proved reserves as of December 31, 2015, 2014 and 2013 was audited by Ryder Scott Company, L.P., which is a firm of independent reserve engineers. Our estimated proved reserves and related PV-10 as of December 31, 2015, 2014 and 2013 were determined in accordance with the reserve disclosure rules of the SEC using the 12-month unweighted arithmetic average of the first-day-of-the-month price for the periods of January 2015 through December 2015, January 2014 through December 2014 and January 2013 through December 2013, respectively, without giving effect to derivative transactions, and were held constant throughout the life of the properties.

	As of December 31,
	2015	2014	2013
Proved Reserves:(1)
Oil (MMBbl)	145.3	169.7	126.6
Gas (Bcf)	1,264.0	1,466.5	1,189.3
NGLs (MMBbl)	115.4	133.5	103.9

Total (MMBOE)	471.3	547.7	428.7
Proved Developed (MMBOE)	244.5	286.8	208.9
Proved Undeveloped (MMBOE)	226.8	260.9	219.9
PV-10 (in millions)(2)	$1,790.5	$7,616.9	$5,528.5

(1)
The SEC defines proved oil and gas reserves (Rule 4-10(a) of Regulation S-X) as those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.

(2)
PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas assets. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas assets. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil and natural gas reserves. Please see the definitions of standardized measure of discounted future net cash flows and PV-10 in the "Glossary of Oil and Natural Gas Terms."

  The following table provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2015, 2014 and 2013:

	As of December 31,
	2015	2014	2013
	(in millions)
	(as adjusted)
Standardized measure of discounted future net cash flows	$1,790.5	$5,698.8	$4,009.4
Add: 10 percent annual discount, net of income taxes	1,307.1	3,407.2	2,500.6
Add: future undiscounted income taxes	—	3,511.4	2,722.2

Undiscounted future net cash flows	3,097.6	12,617.4	9,232.2
Less: 10 percent annual discount without tax effect	(1,307.1)	(5,000.5)	(3,703.7)

PV-10	$1,790.5	$7,616.9	$5,528.5

Oil and Gas Production, Realized Prices and Production Costs

        The following table summarizes our production volumes, net daily production, realized prices and production costs on a per BOE basis for the periods indicated.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013
Net production volumes(1)
Oil (MMBbl)	8.2	10.3	19.2	16.7	13.9
Gas (Bcf)	74.7	90.1	173.6	152.9	149.3
NGLs (MMBbl)	7.1	7.9	16.1	13.0	9.5
Equivalent (MMBOE)	27.7	33.3	64.2	55.1	48.3
Average net daily production(1)
Oil (MBbl per day)	45.2	57.0	52.7	45.6	38.2
Gas (MMcf per day)	410.2	498.0	475.7	419.0	409.2
NGLs (MBbl per day)	38.8	43.8	44.0	35.6	26.0
Equivalent (MBOE per day)	152.4	183.7	175.9	151.1	132.4
Realized price (before derivative settlements)
Oil (per Bbl)	$32.51	$44.92	$41.49	$80.97	$91.19
Gas (per Mcf)	$1.83	$2.65	$2.57	$4.58	$3.93
NGLs (per Bbl)	$14.05	$16.76	$15.92	$33.34	$35.95
Per BOE	$18.14	$25.10	$23.36	$45.01	$45.50
Realized price (after derivative settlements)
Oil (per Bbl)	$53.45	$62.39	$60.34	$82.68	$89.92
Gas (per Mcf)	$2.80	$3.46	$3.28	$4.40	$4.14
NGLs (per Bbl)	$14.63	$19.39	$17.61	$34.18	$36.66
Per BOE	$27.11	$33.34	$31.34	$45.23	$45.92
Per BOE data(1)
Production costs:
Lease operating expense	$3.54	$3.62	$3.73	$4.28	$4.49
Transportation costs	$6.00	$5.86	$6.02	$6.11	$5.34
Production taxes	$0.80	$1.25	$1.13	$2.13	$2.19
Ad valorem tax expense	$0.23	$0.39	$0.39	$0.46	$0.33
General and administrative	$2.18	$2.59	$2.46	$3.03	$3.09
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$15.34	$13.14	$14.34	$13.92	$17.02
Derivative settlement gain(2)	$8.97	$8.24	$7.98	$0.22	$0.42
Earnings per share information
Basic net income (loss) per common share	$(7.58)	$(1.64)	$(6.61)	$9.91	$2.57
Diluted net income (loss) per common share	$(7.58)	$(1.64)	$(6.61)	$9.79	$2.51
Basic weighted-average common shares outstanding (in thousands)	68,090	67,473	67,723	67,230	66,615
Diluted weighted-average common shares outstanding (in thousands)	68,090	67,473	67,723	68,044	67,998

(1)
Amounts may not calculate due to rounding.

(2)
Natural gas derivative settlements for the six months ended June 30, 2015 include a $15.3 million gain on the early settlement of future contracts as a result of divesting our remaining Mid-Continent assets during the second quarter of 2015. These early settlements increased our derivative settlement gain by $0.46 per BOE for the six months ended June 30, 2015. Natural gas derivative settlements for the years ended December 31, 2015 and 2014, include $15.3 million and $5.6 million, respectively, of early settlements of futures contracts as a result of divesting assets in our Mid-Continent region. These early settlements increased the effect of derivative settlements by $0.24 per BOE and $0.10 per BOE for the years ended December 31, 2015 and 2014, respectively.

RISK FACTORS

        An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our 2015 Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", and other filings we may make from time to time with the SEC, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, we might be unable to repay the principal of and interest on the notes, and you could lose all or part of your investment.

Risks Related to the Acquisition

The pending Acquisition may not be completed as anticipated, or if completed, may not be beneficial to us.

        The Acquisition is scheduled to close on October 4, 2016, and is subject to satisfaction of certain customary closing conditions and the satisfaction or waiver of other conditions, many of which are beyond our control. However, completion of the Acquisition is not a condition to completion of this offering of our notes.

        There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms, or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that such conditions will be satisfied or that the Acquisition will be consummated. In addition, the Purchase Agreement contains certain termination rights for each of SM and the Seller, including SM's right to terminate the Purchase Agreement if: (a) Seller's representations and warranties in the Purchase Agreement fail to be true and correct as of the closing date, except for such inaccuracies that would not, in the aggregate, have a material adverse effect, (b) Seller fails to perform or comply, in all material respects, with all obligations, agreements and covenants contained in the Purchase Agreement as to which such performance or compliance is required by Seller prior to the closing date, (c) a third-party institutes a material legal proceeding seeking to restrain, prohibit, enjoin or declare illegal the transactions contemplated by the Purchase Agreement, (d) a governmental authority or arbitrator issues an order, award or judgment to restrain, prohibit, enjoin or declare illegal the transactions contemplated by the Purchase Agreement, (e) the sum of (i) the aggregate amount of all reductions to the Purchase Price for title defects prior to the closing, less (ii) the aggregate amount of all title benefit amounts prior to Closing, plus (iii) the aggregate amount of all reductions to the Purchase Price for environmental defects prior to the closing, exceeds 15% of the unadjusted Purchase Price, or (f) Seller shall have failed to deliver, or be ready, willing and able to deliver, the necessary closing documents.

        If these conditions are not satisfied or waived, the transaction will not be consummated. There is no assurance that the Acquisition will close on or before that time, or at all, and the closing of this offering is not conditioned on the closing of the Acquisition. Accordingly, if you decide to purchase our notes, you should be willing to do so whether or not we complete the Acquisition. The consummation of the Acquisition involves potential risks, including:

  •
  the failure to realize recoverable reserves;

  •
  regulatory compliance and permitting;

  •
  title issues or other unidentified or unforeseeable liabilities and costs;

  •
  the incurrence of liabilities or other compliance costs related to environmental or regulatory matters, including potential liabilities that may be imposed without regard to fault or the legality of conduct;

  •
  the diversion of management's attention from our existing properties;

  •
  a significant increase in our interest expense and financial leverage resulting from any additional debt incurred to finance the Acquisition, which could offset the expected accretion from the Acquisition; and

  •
  the incurrence of significant charges, such as asset devaluation or restructuring charges.

        If we consummate the Acquisition and if these risks or other unanticipated liabilities were to materialize, any desired benefits of the Acquisition may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted. We cannot assure you that we will realize value from the Acquisition that equals or exceeds the consideration paid.

If completed, the Acquisition may not achieve its intended results and may result in us assuming unanticipated liabilities. To date, we have conducted only limited diligence regarding the assets and liabilities we would assume in the Acquisition. These risks are heightened because the Acquisition, if consummated, would involve our acquisition of a material amount of acreage relative to our current acreage position and a material purchase price relative to our prior strategic activities.

        We entered into the Purchase Agreement with the expectation that the Acquisition would result in various benefits, growth opportunities and synergies. Achieving the anticipated benefits of the Acquisition is subject to a number of risks and uncertainties. For example, under the Purchase Agreement, we have the opportunity to conduct customary environmental and title due diligence following the execution of the Purchase Agreement, but our diligence efforts to date have been limited. As a result, we may discover title defects or adverse environmental or other conditions of which we are currently unaware. Environmental, title and other problems could reduce the value of the properties to us, and, depending on the circumstances, we could have limited or no recourse to the Seller with respect to those problems. We would assume all of the Target's liabilities and would be entitled to indemnification in connection with those liabilities in only limited circumstances and in limited amounts. We cannot assure that such potential remedies will be adequate for any liabilities we incur, and such liabilities could be significant.

        The risks involved in the Acquisition are heightened due to the size of the acquisition. The Acquisition, if consummated, would involve our acquisition of approximately 24,783 net acres in Howard County, Texas, which is a material amount of acreage relative to our current acreage position in the Permian Basin and a material purchase price relative to our prior strategic activities.

        The anticipated future growth of our business will impose significant added responsibilities on management. The anticipated growth may place strain on our administrative and operational infrastructure. Our senior management's attention may be diverted from the management of daily operations to the integration of Seller's business operations and the assets acquired in the Acquisition. Our ability to manage our business and growth will require us to apply our operational, financial and management controls, reporting systems and procedures to the acquired business. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities, and use more cash and other financial resources on integration and implementation activities than we anticipate. We may not be able to successfully integrate the Target's operations into our existing operations, successfully manage this additional acreage or realize the expected economic benefits of the Acquisition, which may have a material adverse effect on our business, financial condition and results of operations, including our cash available for distribution to our stockholders.

Actual reserves and production associated with the properties to be acquired in the Acquisition may be substantially less than we expect.

        As with other acquisitions, the success of the Acquisition depends on, among other things, the accuracy of our assessment of the number and quality of the drilling locations associated with the properties to be acquired, future oil and natural gas prices, reserves and production, and future operating costs and various other factors. These assessments are necessarily inexact. Our assessment of certain of these factors is based in part on information provided to us by the sellers, including historical production data. Our independent reserve engineers have neither provided a report regarding the estimates of reserves nor an audit of the reserves with respect to the properties subject to the Acquisition. The assumptions on which our internal estimates have been based may prove to be incorrect in a number of material ways, resulting in our not realizing the expected benefits of the acquisition. In addition, the representations, warranties and indemnities of the Seller contained in the Purchase Agreement are limited, and we may not have recourse against the Seller in the event that the acreage is less valuable than we currently believe. As a result, we may not recover the Purchase Price for the Acquisition from the sale of production from the properties being acquired or recognize an acceptable return from such sales.

        The development of the properties to be acquired will be subject to all of the risks and uncertainties associated with oil and natural gas activities as described in the "Risk Factors" section of our 2015 Form 10-K.

A significant portion of the value of the Acquisition is associated with undeveloped acreage that may not be economic.

        A large portion of the acreage we are acquiring in the Acquisition is undeveloped, and our plans, development schedule and production schedule associated with the acreage may fail to materialize. As a result, our investment in these areas may not be as economic as we anticipate, and we could incur material write-downs of unevaluated properties.

We will incur significant transaction costs and expenses in connection with the Acquisition, and completion of the acquisition will increase our indebtedness.

        We expect to incur a number of significant transaction-related costs and expenses associated with the Acquisition. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the integration of the properties to be acquired, which may be significant.

        We intend to finance a portion of the purchase price of the Acquisition and any transaction-related costs and expenses with the proceeds from this offering, and we expect that the remaining portion of the purchase price and related fees and expenses will be funded with net proceeds from our Concurrent Equity Offering, proceeds from asset sales pursuant to definitive agreements currently in place, asset sales contemplated as part of our continued portfolio management (including the divestiture of our outside-operated position in the Eagle Ford shale), borrowings under our Credit Agreement or borrowings under the Bridge Facility. This increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. There can be no assurance that we will be able to successfully consummate any divestitures, whether pending or contemplated.

The market price of our common stock may decline as a result of the Acquisition.

        The market price of our common stock may decline as a result of the Acquisition if, among other things, we are unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of Seller's business are not realized, or if the aggregate transaction costs related to the Acquisition are greater than expected. The market price also may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Risks related to the notes

The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

        Our existing debt agreements contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our Credit Agreement requires that we be in compliance as of the last day of each fiscal quarter with certain financial covenants, including (a) ratio of senior secured debt to 12-month trailing adjusted EBITDAX to be not more than 2.75 to 1.0; (b) an adjusted current ratio to be not less than 1.0 to 1.0; and (c) a ratio of 12-month trailing adjusted EBITDAX to interest expense to be not less than 2.0 to 1.0. We were in compliance with all financial and non-financial covenants under the Credit Agreement as of June 30, 2016, and are in compliance with all financial and non-financial covenants under the Credit Agreement through the date hereof.

        Our Credit Agreement also requires us to comply with certain additional covenants, including requirements that we limit our annual cash dividends to no more than $50.0 million. These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financings, mergers and acquisitions, and other corporate opportunities.

        The respective indentures governing our Senior Notes each contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

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  incur additional debt;

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  make certain dividends or pay dividends or distributions on our capital stock or purchase, redeem or retire capital stock;

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  sell assets, including capital stock of our restricted subsidiaries;

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  restrict dividends or other payments of our restricted subsidiaries;

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  create liens that secure debt;

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  enter into transactions with affiliates; and

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  merge or consolidate with another company.

        See "Description of Other Indebtedness" and "Description of Notes." Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. The notes will not be secured by any of our assets. Our Credit Agreement is, however, secured by a significant majority of our oil and gas properties. Additionally, the terms of our Credit Agreement and the indentures governing our Senior Notes permit, and the indenture governing the notes will permit, us to incur substantial additional secured debt in the future. Accordingly, the payment of principal and interest on the notes will be effectively subordinated in right of payment to all of our secured debt with respect to the assets securing such debt.

        In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

        As of June 30, 2016, our total consolidated indebtedness was $2.6 billion, of which an aggregate of $2.3 billion was unsecured indebtedness and an aggregate of $330.5 million was secured indebtedness. As of June 30, 2016, our subsidiaries had $0.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.7 billion.

The notes are our obligations only and not the obligations of our subsidiaries.

        The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A portion of our consolidated assets are owned by our subsidiaries, which they use to conduct their operations. To the extent our ability to service our outstanding indebtedness, including the notes, depends on the results of operations of our subsidiaries and their ability to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, we may not be able to obtain access timely, or at all, to their cash for such purposes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from our subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on our indebtedness, including the notes offered hereby, and to refinance our indebtedness and fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, industry, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Credit Agreement in an amount sufficient to enable us to pay our indebtedness, including the notes offered hereby, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that we will be able to service or refinance any of our indebtedness, on commercially reasonable terms or at all.

Our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt.

        As of June 30, 2016, we had total outstanding indebtedness of $2.6 billion. Our long-term debt represented 66% of our total book capitalization as of June 30, 2016.

        The amount of our current indebtedness could have important consequences for our operations, including:

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  making it more difficult for us to obtain additional financing in the future for our operations and potential acquisitions, working capital requirements, capital expenditures, debt service, or other general corporate requirements;

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  requiring us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the service of interest costs associated with our debt, rather than to productive investments;

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  limiting our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, making acquisitions, and paying dividends;

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  placing us at a competitive disadvantage compared to our competitors that have less debt; and

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  making us more vulnerable in the event of adverse economic or industry conditions or a downturn in our business.

        Our ability to make payments on our debt, refinance our debt, and fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our Credit Agreement or from other sources, we might not be able to service our debt or fund our other liquidity needs. If we are unable to service our debt, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, defer capital expenditures, sell equity securities, divest assets, and/or restructure or refinance our debt. We might not be able to sell our equity, sell our assets, or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future debt agreements, including our existing and future credit agreements, may prohibit us from pursuing any of these alternatives. Further, changes in the credit ratings of our debt may negatively affect the cost, terms, conditions, and availability of future financing.

        Our debt agreements, including the agreement governing our Credit Agreement and the indentures governing the Senior Notes, permit, and the indenture governing the notes will permit, us to incur additional debt in the future, subject to compliance with restrictive covenants under those agreements. In addition, entities we may acquire in the future could have significant amounts of debt outstanding that we could be required to assume, and in some cases accelerate repayment thereof, in connection with the acquisition, or we may incur our own significant indebtedness to consummate an acquisition.

        As discussed below under "Description of Other Indebtedness," our Credit Agreement is subject to periodic borrowing base redeterminations. We could be forced to repay a portion of our bank borrowings in the event of a downward redetermination of our borrowing base, and we may not have sufficient funds to make such repayment at that time. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowing base or arrange new financing, we may be forced to sell significant assets.

Failure to comply with covenants in our existing or future financing agreements could result in cross-defaults under some of our financing agreements, which could jeopardize our ability to pay the notes.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants and maintain the financial tests and ratios required by the agreements governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our Credit Agreement from time to time and will not be required to obtain the consent of the holders of the notes to do so.

        Our debt agreements contain prepayment and acceleration rights at the election of the holders or lenders, as applicable, upon a covenant default or change in control, which rights, if exercised, could constitute an event of default under the notes. In addition, certain lenders under our Credit Agreement are also counterparties under our hedge agreements, which contain provisions whereby the lender group may declare a default under certain circumstances that could constitute an event of default under the Credit Agreement. It is possible that we would be unable to fulfill all of these obligations and make payments on the notes simultaneously.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of notes—Fundamental change permits holders to require us to repurchase notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of notes—Conversion rights—Settlement upon conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our current and future indebtedness, including our Senior Notes and our Credit Agreement. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our current and future indebtedness, including our Senior Notes and our Credit Agreement. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

We may incur substantial additional indebtedness, including indebtedness ranking equal to the notes.

        Subject to the restrictions in other agreements governing our other outstanding indebtedness (including our Credit Agreement and our Senior Notes), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and the agreements governing our other outstanding indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

        If we incur any additional indebtedness that ranks equally with the notes, including trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

        Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation, that:

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  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

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  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

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  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital investment, general corporate and other purposes may be limited.

Our Credit Agreement limits our ability to pay any cash amount upon the conversion or repurchase of the notes.

        Our existing Credit Agreement restricts the aggregate amount of cash payments we may make on the conversion or repurchase of the notes if an event of default exists under that agreement or if, after giving effect to such conversion or repurchase (and any additional indebtedness incurred in connection with such conversion or a repurchase), we would not be in pro forma compliance with our financial covenants under that agreement. See "Description of Other Indebtedness." Any new credit facility that we may enter into may have similar or more restrictive restrictions. Our failure to make cash payments upon the conversion or repurchase of the notes would permit holders of the notes to accelerate our obligations under the notes.

Claims of holders of the notes will be structurally subordinated to claims of creditors of any of our subsidiaries.

        Subject to certain limitations, the indenture governing the notes will permit our subsidiaries to acquire assets and incur indebtedness, and holders of the notes will not have any claim as a creditor against any of our subsidiaries to the assets and earnings of those subsidiaries, except to the extent such subsidiaries subsequently become guarantors of the notes. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of such subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us as equity, and thus be available to satisfy our obligations under the notes and other claims against us.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of notes—Conversion rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to the common stock to the extent our conversion obligation includes shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding January 1, 2021, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day observation period. As described under "Description of notes—Conversion rights—Settlement upon conversion," this period would be (i) if the relevant conversion date occurs prior to January 1, 2021, the 20 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after January 1, 2021, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date; provided, that for any notes converted after the close of business on the regular record date immediately preceding the maturity date, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the maturity date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of notes—Fundamental change permits holders to require us to repurchase notes," "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change" and "Description of notes—Consolidation, merger and sale of assets."

Federal and state fraudulent transfer laws may permit a court to void any future subsidiary guarantees, subordinate claims in respect of any future subsidiary guarantees and require holders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the incurrence of any future guarantees of the notes, as set forth under the heading "Description of notes—Future subsidiary guarantors." Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, any future subsidiary guarantees could be voided as a fraudulent transfer or conveyance if (1) any of the future subsidiary guarantors incurred the subsidiary guarantees with the intent of hindering, delaying or defrauding creditors or (2) any of the future subsidiary guarantors received less than reasonably equivalent value or fair consideration in return for incurring the subsidiary guarantees and, in the case of (2) only, at least one of the following was also true at the time thereof:

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  any of the future subsidiary guarantors were insolvent on the date of the incurrence of the subsidiary guarantees or rendered insolvent by reason of the incurrence of the subsidiary guarantees;

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  the incurrence of the subsidiary guarantees left any of the future subsidiary guarantors with an unreasonably small amount of capital to carry on their business; or

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  any of the future subsidiary guarantors intended to, or believed that such future subsidiary guarantor would, incur debts beyond such future subsidiary guarantor's ability to pay such debts as they mature.

        We cannot be certain as to the standards a court would use to determine whether or not the future subsidiary guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the incurrence of the subsidiary guarantees would not be subordinated to our or any of the future subsidiary guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  it could not pay its debts as they become due.

        If a court were to find that the incurrence of a subsidiary guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under such subsidiary guarantee or subordinate such subsidiary guarantee to presently existing and future indebtedness of the related future subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to such subsidiary guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the subsidiary guarantee could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $            per share or less than $            per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed            shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "Description of notes—Conversion rights—Conversion rate adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of notes—Conversion rights—Conversion rate adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

The concurrent offering of our common stock, and the possibility of the sale of our common stock in the future, could reduce the market price of our common stock and, in turn, the notes.

        Concurrently with this offering, we are offering 15,000,000 shares of our common stock, plus up to 2,250,000 additional shares of our common stock if the underwriters in that offering exercise their option to purchase additional shares of our common stock in full. This offering is not conditioned on the closing of the concurrent offering of our common stock, and the concurrent offering of our common stock is not conditioned on the closing of this offering. In the future, we may sell additional shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. In addition, a substantial number of shares of our common stock is reserved for issuance upon the conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes will be adjusted in certain circumstances, as described under "Description of notes—Conversion rights—Conversion rate adjustments." Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, you generally will be deemed to have received a distribution, which may be taxed as a dividend, even if you do not receive any cash or property as a result of such adjustment. If you are a non-United States holder (as defined in "Material United States Federal Income Tax Considerations"), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty as to which you have appropriately claimed the benefit. The amount of any such withholding tax may be withheld from subsequent payments or distributions otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes). See "Material United States Federal Income Tax Considerations."

We believe that we currently are a "United States real property holding corporation" for U.S. federal income tax purposes.

        We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. So long as our common stock is listed on the NYSE, (i) with respect to a disposition of our common stock, a non-United States holder that generally owns more than 5% of our common stock would be subject to U.S. federal income tax on any gain from the disposition, and (ii) with respect to a disposition of notes, (x) if the notes are regularly traded on an established securities market at the time of the disposition, a non-United States holder that generally owns more than 5% of the notes outstanding would be subject to U.S. federal income tax on any gain from the disposition and (y) if the notes are not regularly traded on an established securities market at the time of the disposition, a non-United States holder generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the notes generally would be required to withhold 15% of the gross proceeds payable to the non-United States holder if on the date the notes were acquired by such holder the notes had a fair market value greater than 5% of the fair market value of our common stock outstanding. If the gain from any disposition is subject to tax as described above, it will be taxed as if the non-United States holder were a United States holder (as defined in "Material United States Federal Income Tax Considerations") and the non-United States holder would be required to file a U.S. tax return with respect to such gain. See "Material United States Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to Non-United States Holders—Sale, Exchange or Other Taxable Disposition of Notes or of Common Stock."

The capped call transactions may affect the value of the notes and our common stock.

        In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, we expect to enter into additional capped call transactions with the option counterparties.

        In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

        In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

        In addition, if any such capped call transactions fail to become effective, whether or not this offering of notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

Risks related to our common stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

        From January 1, 2016 to August 5, 2016, the low and high intraday trading prices per share of our common stock as reported by the New York Stock Exchange ranged from a low of $6.99 per share in February 2016 to a high of $35.60 per share in June 2016. We expect our stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

  •
  changes in crude oil, natural gas, or NGL prices;

  •
  variations in drilling, recompletion, and operating activity;

  •
  changes in financial estimates by securities analysts;

  •
  changes in market valuations of comparable companies;

  •
  additions or departures of key personnel;

  •
  future sales of our common stock; and

  •
  changes in the national and global economic outlook.

        The volatility of our common stock price may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. We may not meet the expectations of our stockholders and/or of securities analysts at some time in the future, and our stock price could decline as a result. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of June 30, 2016, we had approximately 68,274,551 shares of our common stock outstanding. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of your notes, to decline.

Delaware law and our Restated Certificate of Incorporation and Bylaws have provisions that discourage corporate takeovers and could prevent stockholders from receiving a takeover premium on their investment, which could adversely affect the price of our common stock and the value of your notes.

        Delaware corporate law and our Restated Certificate of Incorporation and Bylaws contain provisions that may have the effect of delaying or preventing a change of control of us or our management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings. These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, which may limit the price investors are willing to pay in the future for shares of our common stock and the value of your notes.

Shares eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.

        The potential for sales of substantial amounts of our common stock in the public market may have a materially adverse effect on our stock price. As of June 30, 2016, 68,183,128 shares of our common stock were freely tradable without substantial restriction or the requirement of future registration under the Securities Act. In addition, restricted stock units providing for the issuance of up to a total of 503,480 shares of our common stock and 710,030 performance share units ("PSUs") were outstanding. The PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two times the number of PSUs granted, depending on the extent to which the underlying performance criteria have been achieved and the extent to which the PSUs have vested. As of June 30, 2016, there were 68,274,551 shares of our common stock outstanding.

We may not always pay dividends on our common stock.

        Payment of future dividends remains at the discretion of our Board of Directors, and will continue to depend on our earnings, capital requirements, financial condition, and other factors. In addition, the payment of dividends is subject to a covenant in our credit facility limiting our annual cash dividends to no more than $50.0 million, and to covenants in the indentures for our Senior Notes that limit our ability to pay dividends beyond a certain amount. Our Board of Directors may determine in the future to reduce the current semi-annual dividend rate of $0.05 per share, or discontinue the payment of dividends altogether.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting estimated fees and expenses (including underwriters' discounts and commissions), will be approximately $            (or $            if the underwriters exercise their option to purchase additional notes in full).

        We intend to use approximately $             million of the net proceeds from this offering to pay the cost of the capped call transactions. If the Acquisition is consummated, we intend to use the remainder of the net proceeds from this offering to partially fund the Acquisition. If the Acquisition is not consummated, we intend to use remainder of the net proceeds from this offering for general corporate purposes, which may include, among other things, reducing indebtedness, acquiring properties, and funding a portion of our exploration and production activities and working capital. There can be no assurances that the Acquisition will be consummated or that the expected benefits of such transaction will be realized. The closing of this offering is not conditioned on, nor is it a condition to, the consummation of the Acquisition. If the Acquisition is delayed, not consummated or consummated in a manner different than described herein, the price of our notes may decline. In addition, if the Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, if you decide to purchase notes in this offering, you should be willing to do so whether or not we complete the Acquisition. See "Summary—Recent developments" for more information regarding the Acquisition.

 CAPITALIZATION

        The following table sets forth our unaudited capitalization at June 30, 2016:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the issuance and sale of our notes offered hereby and the application of the estimated net proceeds therefrom (assuming no exercise of the underwriters' option to purchase additional notes) as set forth under "Use of Proceeds;" and

  •
  on an as further adjusted basis to also give effect to the issuance and sale of common stock in our Concurrent Equity Offering and the application of the estimated net proceeds therefrom (assuming no exercise of the underwriters' option to purchase additional shares).

        You should read this table in conjunction with our consolidated unaudited financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus and the prospectus supplement related to our Concurrent Equity Offering.

	As of June 30, 2016
(in millions)	Historical	As Adjusted	As Further Adjusted
Cash and cash equivalents	$0.018	$0.018		$0.018

Long-term debt:
Revolving credit facility due 2019(1)(2)	330.5	330.5		330.5
6.50% Notes due 2021	347.0	347.0		347.0
6.125% Notes due 2022	561.8	561.8		561.8
6.50% Notes due 2023	395.0	395.0		395.0
5.00% Notes due 2024	500.0	500.0		500.0
5.625% Notes due 2025	500.0	500.0		500.0
Unamortized discount and unamortized debt issuance costs	(31.2)	(31.2)		(31.2)
% Convertible Senior Notes Due 2021 offered hereby	—	100.0		100.0

Total long-term debt	$2,603.1	$2,703.1		$2,703.1

Stockholders' equity:
Common stock, par value $0.01 per share; 200.0 million shares authorized; 68,274,551 actual shares issued or 83,274,551 actual shares issued as further adjusted, respectively;	$0.7	$0.7		$0.8
Additional paid-in capital(3)	321.8	321.8
Retained earnings	1,040.2	1,040.2		1,040.2
Accumulated other comprehensive (loss)	(13.9)	(13.9)		(13.9)

Total stockholder's equity	$1,348.8	$1,348.8	$

Total capitalization	$3,951.9	$4,051.9	$

(1)
As of July 27, 2016, we had approximately $330.0 million of indebtedness outstanding under our Credit Agreement.

(2)
Does not include our entry into the capped call transactions, including our payment of the approximately $             million premium therefor to the hedge counterparties, as described under "Description of the Capped Call Transaction," which will result in a reduction to our additional paid-in capital, stockholders' equity and total capitalization. Also, does not reflect any additional borrowings under the Credit Agreement or proposed Bridge Facility to fund the Purchase Price for the Acquisition.

(3)
In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 (additional paid-in capital) does not affect the actual amount that we are required to repay.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

			Year Ended December 31,
	Six Months Ended June 30, 2016
			2015		2014	2013	2012		2011
Ratio of earnings to fixed charges(1)	—	(2)	—	(3)	10.0x	3.7x	—	(4)	6.7x

(1)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest, less capitalized interest) by fixed charges (interest expense, plus capitalized interest plus our estimate of the interest component of rental expense).

(2)
Earnings were inadequate to cover fixed charges for the six months ended June 30, 2016 by a deficiency of $810.8 million.

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2015 by a deficiency of $738.8 million.

(4)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2012 by a deficiency of $86.6 million.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NYSE under the symbol "SM." The following table shows, for the periods indicated, the high and low reported sales prices for our common stock, as reported on the NYSE.

	Sales Price
	High	Low
2014:
First quarter	$90.22	$69.03
Second quarter	$85.39	$71.00
Third quarter	$90.38	$74.57
Fourth quarter	$79.89	$29.41
2015:
First quarter	$53.31	$31.01
Second quarter	$60.28	$43.70
Third quarter	$45.98	$18.21
Fourth quarter	$42.23	$18.06
2016:
First quarter	$20.65	$6.99
Second quarter	$35.60	$17.04
Third quarter (through August 5, 2016)	$30.36	$23.58

        On August 5, 2016, the last reported trading price of our common stock on the NYSE was $29.30 per share. As of July 29, 2016, there were approximately 68 holders of record of our common stock.

DIVIDEND POLICY

        We have paid cash dividends to our stockholders every year since 1940. We paid annual dividends of $0.05 per share in each of the years 1998 through 2004. We paid annual dividends of $0.10 per share in each of the years 2005 through 2015. We expect our practice of paying dividends on our common stock to continue, although the payment and amount of future dividends will continue to depend on our earnings, cash flow, capital requirements, financial condition, and other factors, including the discretion of our Board of Directors.

        In addition, the payment of dividends is subject to covenants in our Credit Agreement that limit our annual dividend payment to no more than $50.0 million per year. We are also subject to certain covenants under our Senior Notes that restrict certain payments, including dividends; however, the first $6.5 million of dividends paid each year are not restricted by this covenant. Based on our current performance, we do not anticipate that these covenants will restrict future annual dividend payments in amounts not to exceed $0.10 per share of common stock. Dividends are currently paid on a semi-annual basis. Dividends paid totaled $3.4 million for the six months ended June 30, 2016, and $6.8 million and $6.7 million for the years ended December 31, 2015, and December 31, 2014, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

        As of the date of this prospectus supplement, our indebtedness consisted of our 2021 Notes, our 2022 Notes, our 2023 Notes, our 2024 Notes, our 2025 Notes and borrowings under our Credit Agreement.

6.50% Senior Notes Due 2021

        On November 8, 2011, we issued $350.0 million in aggregate principal amount of 6.50% Senior Notes due 2021, which we refer to as our 2021 Notes. The 2021 Notes were issued at par and mature on November 15, 2021. We received net proceeds of approximately $343.1 million after deducting fees of approximately $6.9 million, which are being amortized as deferred financing costs over the life of the 2021 Notes.

        We may redeem the 2021 Notes, in whole or part, at any time prior to November 15, 2016, at a redemption price equal to 100% of the principal amount, plus a specified make whole premium and accrued and unpaid interest to the redemption date.

        We may also redeem all or, from time to time, a portion of the 2021 Notes on or after November 15, 2016, at the prices set forth below, expressed as a percentage of the principal amount redeemed, plus accrued and unpaid interest, if redeemed during the twelve month period beginning on November 15, of the years indicated below:

2016	103.250%
2017	102.167%
2018	101.083%
2019 and thereafter	100.000%

        The 2021 Notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt and are senior in right of payment to any future subordinated debt. There are no subsidiary guarantors of the 2021 Notes. We are subject to certain covenants under our 2021 Notes that limit incurring additional indebtedness, issuing preferred stock, and making restricted payments in excess of specified amounts. The restricted payment covenant limits the payment of dividends on our common stock; provided, however, the first $6.5 million of dividends paid each year are not restricted. We are in compliance with all covenants under our 2021 Notes as of the date of this prospectus supplement.

        Additionally, on November 8, 2011, we entered into a registration rights agreement that provided holders of the 2021 Notes certain registration rights for the 2021 Notes under the Securities Act. We satisfied our obligations under the registration rights agreement on March 7, 2012, by exchanging the outstanding 2021 Notes for notes registered under the Securities Act.

6.125% Senior Notes Due 2022

        On November 17, 2014, we issued $600.0 million in aggregate principal amount of 6.125% Senior Notes due 2022, which we refer to as the 2022 Notes. The 2022 Notes were issued at par and mature on November 15, 2022. We received net proceeds of $590.0 million after deducting fees of $10.0 million, which are being amortized as deferred financing costs over the life of the 2022 Notes. The net proceeds were used to repay outstanding borrowings under our Credit Agreement and for general corporate purposes.

        Prior to November 15, 2017, we may redeem, on one or more occasions, up to 35 percent of the aggregate principal amount of the 2022 Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest. We may also redeem the 2022 Notes, in whole or in part, at any time prior to November 15, 2018, at a redemption price equal to 100 percent of the principal amount of the 2022 Notes to be redeemed, plus a specified make-whole premium and accrued and unpaid interest to the applicable redemption date.

        On or after November 15, 2018, we may also redeem all or, from time to time, a portion of the 2022 Notes at the redemption prices set forth below, during the twelve-month period beginning on November 15 of each applicable year, expressed as a percentage of the principal amount redeemed, plus accrued and unpaid interest:

2018	103.063%
2019	101.531%
2020 and thereafter	100.000%

        The 2022 Notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt, and are senior in right of payment to any future subordinated debt. There are no subsidiary guarantors of the 2022 Notes. We are subject to certain covenants under the indenture governing the 2022 Notes that limit our ability to incur additional indebtedness, issue preferred stock, and make restricted payments, including dividends. However, the first $6.5 million of dividends paid each year are not restricted by this covenant. We are in compliance with all covenants under our 2022 Notes as of the date of this prospectus supplement.

        Additionally, on November 17, 2014, we entered into a registration rights agreement that provides holders of the 2022 Notes certain registration rights under the Securities Act. We satisfied our obligations under the registration rights agreement on July 10, 2015 by exchanging the outstanding 2022 Notes for notes registered under the Securities Act.

6.50% Senior Notes Due 2023

        On June 29, 2012, we issued $400.0 million in aggregate principal amount of 6.50% Senior Notes due 2023, which we refer to as our 2023 Notes. The 2023 Notes were issued at par and mature on January 1, 2023. We received net proceeds of $392.1 million after deducting fees of $7.9 million, which are being amortized as deferred financing costs over the life of the 2023 Notes.

        We may redeem the 2023 Notes, in whole or in part, at any time prior to July 1, 2017, at a redemption price equal to 100 percent of the principal amount of the 2023 Notes to be redeemed, plus a specified make-whole premium and accrued and unpaid interest to the applicable redemption date.

        On or after July 1, 2017, we may also redeem all or, from time to time, a portion of the 2023 Notes at the redemption prices set forth below, during the twelve-month period beginning on July 1 of each applicable year, expressed as a percentage of the principal amount redeemed, plus accrued and unpaid interest:

2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%

        The 2023 Notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt, and are senior in right of payment to any future subordinated debt. There are no subsidiary guarantors of the 2023 Notes. We are subject to certain covenants under the indenture governing the 2023 Notes that limit our ability to incur additional indebtedness, issue preferred stock, and make restricted payments, including dividends. However, the first $6.5 million of dividends paid each year are not restricted by this covenant. We are in compliance with all covenants under our 2023 Notes as of the date of this prospectus supplement.

        Additionally, on June 29, 2012, we entered into a registration rights agreement that provided holders of the 2023 Notes certain registration rights under the Securities Act. We satisfied our obligations under the registration rights agreement on October 30, 2012 by exchanging the outstanding 2023 Notes for notes registered under the Securities Act.

5.0% Senior Notes Due 2024

        On May 20, 2013, we issued $500.0 million in aggregate principal amount of 5.0% Senior Notes due 2024, which we refer to as our 2024 Notes. The 2024 Notes were issued at par and mature on January 15, 2024. We received net proceeds of $490.2 million after deducting fees of $9.8 million, which are being amortized as deferred financing costs over the life of the 2024 Notes.

        We may redeem the 2024 Notes, in whole or in part, at any time prior to July 15, 2018, at a redemption price equal to 100 percent of the principal amount of the 2024 Notes to be redeemed, plus a specified make-whole premium and accrued and unpaid interest to the applicable redemption date.

        On or after July 15, 2018, we may also redeem all or, from time to time, a portion of the 2024 Notes at the redemption prices set forth below, during the twelve-month period beginning on July 15 of each applicable year, expressed as a percentage of the principal amount redeemed, plus accrued and unpaid interest:

2018	102.500%
2019	101.667%
2020	100.833%
2021 and thereafter	100.000%

        The 2024 Notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt, and are senior in right of payment to any future subordinated debt. There are no subsidiary guarantors of the 2024 Notes. We are subject to certain covenants under the indenture governing the 2024 Notes that limit our ability to incur additional indebtedness, issue preferred stock, and make restricted payments, including dividends. However, the first $6.5 million of dividends paid each year are not restricted by this covenant. We are in compliance with all covenants under our 2024 Notes as of the date of this prospectus supplement.

        Additionally, on May 20, 2013, we entered into a registration rights agreement that provided holders of the 2024 Notes certain registration rights under the Securities Act. We satisfied our obligations under the registration rights agreement on June 25, 2014 by exchanging the outstanding 2024 Notes for notes registered under the Securities Act.

5.625% Senior Notes Due 2025

        On May 21, 2015, we issued $500.0 million in aggregate principal amount of 5.625% Senior Notes due 2025, which we refer to as our 2025 Notes. The 2025 Notes were issued at par and mature on June 1, 2025. We received net proceeds of $491.0 million after deducting paid and accrued fees of $9.0 million, which are being amortized as deferred financing costs over the life of the 2025 Notes.

        Prior to June 1, 2018, we may redeem, on one or more occasions, up to 35 percent of the aggregate principal amount of the 2025 Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date. We may also redeem the 2025 Notes, in whole or in part, at any time prior to June 1, 2020, at a redemption price equal to 100 percent of the principal amount of the 2025 Notes to be redeemed, plus a specified make-whole premium and accrued and unpaid interest to the applicable redemption date.

        On or after June 1, 2020, we may also redeem all or, from time to time, a portion of the 2025 Notes at the redemption prices set forth below, during the twelve-month period beginning on June 1 of each applicable year, expressed as a percentage of the principal amount redeemed, plus accrued and unpaid interest:

2020	102.813%
2021	101.875%
2022	100.938%
2023 and thereafter	100.000%

        The 2025 Notes are unsecured senior obligations and rank equal in right of payment with all of our existing and any future unsecured senior debt, and are senior in right of payment to any future subordinated debt. There are no subsidiary guarantors of the 2025 Notes. We are subject to certain covenants under the indenture governing the 2025 Notes that limit our ability to incur additional indebtedness, issue preferred stock, and make restricted payments, including dividends. However, the first $6.5 million of dividends paid each year are not restricted by this covenant. We are in compliance with all covenants under our 2025 Notes as of the date of this prospectus supplement.

Credit Agreement

        We are a party to the Fifth Amended and Restated Credit Agreement, dated as of April 12, 2013, among the Company, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent (the "Credit Agreement"), and the lenders parties thereto from time to time, as the same has been and may be amended from time to time. We and our lenders entered into a Sixth Amendment to the Credit Agreement on April 8, 2016 and a Seventh Amendment to the Credit Agreement on August 7, 2016. We incurred approximately $3.1 million in deferred financing costs associated with the Sixth Amendment to the Credit Agreement. As amended, our Credit Agreement has a maximum loan amount of $2.5 billion and a maturity date of December 10, 2019. Pursuant to the amendment, and as part of the regular, semi-annual borrowing base redetermination process, our borrowing based was reduced to $1.25 billion. This expected reduction was primarily due to the decline in commodity prices, which had resulted in a decrease in our proved reserves as of December 31, 2015. The next scheduled redetermination date is October 1, 2016. The borrowing base redetermination process under the Credit Agreement considers the value of both (a) our proved oil and gas properties reflected in our most recent reserve report and (b) commodity derivative contracts, each as determined by our lender group. The Sixth Amendment also reduced the aggregate lender commitments to $1.25 billion, and changed the required percentage of oil and gas properties subject to a mortgage to at least 90 percent of the total PV-9 of the Company's proved oil and gas properties evaluated in the most recent reserve report. Further, the amendment revised certain of the Company's covenants under the Credit Agreement and modified the borrowing base utilization grid, as discussed below.

        The Seventh Amendment revised the Credit Agreement to permit the capped call transactions, which would otherwise have been prohibited by the Credit Agreement. For further discussion of the capped call transactions, see "Description of the Capped Call Transaction." Our Credit Agreement requires that we be in compliance as of the last day of each fiscal quarter with certain financial and non-financial covenants, including covenants limiting dividend payments and requiring us to maintain certain financial ratios, as defined by the Credit Agreement. Financial covenants under the Credit Agreement require, as of the last day of each of our fiscal quarters, our (a) ratio of senior secured debt to 12-month trailing adjusted EBITDAX to be not more than 2.75 to 1.0; (b) adjusted current ratio to be not less than 1.0 to 1.0; and (c) ratio of 12-month trailing adjusted EBITDAX to interest expense to be not less than 2.0 to 1.0. We were in compliance with all financial and non-financial covenants under the Credit Agreement as of June 30, 2016, and are in compliance with all financial and non-financial covenants under the Credit Agreement through the date hereof.

        Interest and commitment fees are accrued based on the borrowing base utilization grid below. Eurodollar loans accrue interest at the London Interbank Offered Rate, plus the applicable margin from the utilization table below, and Alternate Base Rate ("ABR") and swingline loans accrue interest at prime plus the applicable margin from the utilization table below. Commitment fees are accrued on the unused portion of the aggregate commitment amount and are included in interest expense in our consolidated statements of operations.

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% <90%	≥90%
Eurodollar Loans	1.750%	2.000%	2.250%	2.500%	2.750%
ABR Loans or Swingline Loans	0.750%	1.000%	1.250%	1.500%	1.750%
Commitment Fee Rate	0.300%	0.300%	0.350%	0.375%	0.375%

        We had $330.5 million of outstanding borrowings under our Credit Agreement as of June 30, 2016. We had approximately $919.3 million of available borrowing capacity under this facility as of June 30, 2016. We had letters of credit outstanding for a total of $200,000 as of June 30, 2016. These letters of credit reduce the available borrowing capacity under the Credit Agreement on a dollar-for-dollar basis.

DESCRIPTION OF NOTES

        We will issue the notes under a base indenture dated as of May 21, 2015 between us and U.S. Bank National Association, as supplemented by a supplemental indenture with respect to the notes to be dated on or around August     , 2016. In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the indenture from us as described under "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to SM Energy Company and not to its subsidiaries.

General

        The notes will:

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  be our general unsecured, senior obligations;

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  initially be limited to an aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters' over-allotment option is exercised in full);

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  bear cash interest from August     , 2016 at an annual rate of        % payable on January 1 and July 1 of each year, beginning on January 1, 2017;

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  not be redeemable prior to maturity;

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  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental change permits holders to require us to repurchase notes"), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

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  mature on July 1, 2021, unless earlier converted or repurchased;

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  be issued in denominations of $1,000 and multiples of $1,000; and

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  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-entry, settlement and clearance."

        Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion rights—Settlement upon conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Fundamental change permits holders to require us to repurchase notes" and "—Consolidation, merger and sale of assets" below and except for the provisions set forth under "—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

        Except to the extent the context otherwise requires, we use the term "notes" in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the "close of business" refer to 5:00 p.m., New York City time, and to the "open of business" refer to 9:00 a.m., New York City time.

Purchase and cancellation

        We will cause all notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the notes; paying agent and registrar; transfer and exchange

        We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

        The registered holder of a note will be treated as its owner for all purposes.

Interest

        The notes will bear cash interest at a rate of        % per year until maturity. Interest on the notes will accrue from August     , 2016 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2017.

        Interest will be paid to the person in whose name a note is registered at the close of business on December 15 or June 15, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

        If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of default."

Ranking

        The notes will be our general, unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated, including our Senior Notes. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that in the event of a bankruptcy, liquidation, reorganization or any other winding up, there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of June 30, 2016, our total consolidated indebtedness was $2.6 billion, of which an aggregate of $2.3 billion was senior indebtedness and an aggregate of $330.5 million was secured indebtedness. As of June 30, 2016, our subsidiaries had $0.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.7 billion.

        The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

Future subsidiary guarantors

        If at any time the notes are outstanding, any of our Senior Notes (as such Senior Notes may be amended, extended, modified or refinanced from time to time) become guaranteed by any of our subsidiaries, we will cause each such subsidiary, on the effective date of such guarantee, to also guarantee the notes on the same basis as the guarantee of such Senior Notes. In addition, if such subsidiary guarantor is released from its guarantee under the Senior Notes, then it will also be automatically released from the guarantee of the notes.

        The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. Federal bankruptcy and state fraudulent conveyance laws and other limitations may preclude the recovery of payments under the subsidiary guarantees. If a subsidiary guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable subsidiary guarantor, and, depending on the amount of such indebtedness, a subsidiary guarantor's liability on its subsidiary guarantee could be reduced to zero. If the obligations of a subsidiary guarantor under its subsidiary guarantee were avoided, holders of notes would have to look to the assets of any remaining subsidiary guarantors for payment. There can be no assurance in that event that such assets would be sufficient to pay the outstanding principal and interest on the notes.

Future liens

        The notes are not secured by any of our assets. If, however, any of our Senior Notes or subsidiary guarantees of such Senior Notes (in each case, as may be amended, modified, extended or refinanced from time to time) is secured, then contemporaneously with the provision of such security, effective provision will be made to secure the notes or the relevant subsidiary guarantee of the notes on an equal and ratable basis with such Senior Notes or such subsidiary guarantee of such Senior Notes, as the case may be, for so long as such Senior Notes or such subsidiary guarantee of such Senior Notes are secured.

        Any security created for the benefit of the holders of the notes pursuant to the preceding paragraph will provide by its terms that such security will be automatically and unconditionally released and discharged upon the release and discharge of the security under the applicable Senior Notes or subsidiary guarantee of such Senior Notes.

No redemption

        We may not redeem the notes prior to the maturity date, and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion rights

General

        Prior to the close of business on the business day immediately preceding January 1, 2021, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon satisfaction of sale price condition," "—Conversion upon satisfaction of trading price condition," and "—Conversion upon specified corporate events." On or after January 1, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time, irrespective of the foregoing conditions.

        The conversion rate will initially be                shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 20 trading day observation period (as defined below under "—Settlement upon conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

        If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase notice with respect to those notes.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement upon conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

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  the principal amount of the note; and

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  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

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  for conversions following the regular record date immediately preceding the maturity date;

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  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their notes have been converted following such regular record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion under the following circumstances:

Conversion upon satisfaction of sale price condition

        Prior to the close of business on the business day immediately preceding January 1, 2021, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the sale price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion upon satisfaction of trading price condition

        Prior to the close of business on the business day immediately preceding January 1, 2021, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If we are not acting as the bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to carry our such instruction, or we are acting as the bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

        The bid solicitation agent (other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination and provided the names and contact information of three nationally recognized securities dealers selected by us (or, if we are acting as bid solicitation agents, we shall have no obligation to determine the trading price); and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate for each trading day in the measurement period. At such time, we shall instruct the bid solicitation agent (if other than us) to determine or, if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The trustee will initially act as the bid solicitation agent. We may, however, appoint another person, including ourselves, to replace the trustee as bid solicitation agent at any time without prior notice to the holders.

Conversion upon specified corporate events

  Certain distributions

        If, prior to the close of business on the business day immediately preceding January 1, 2021, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholders' rights plan so long as such rights have not separated from the common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance (the "Rights Conversion"); or

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  distribute to all or substantially all holders of our common stock (other than a distribution of our common stock as to which an adjustment was effected pursuant to clause (1) under "Conversion Rate Adjustments" below) our assets, securities or rights to purchase our securities (other than in connection with a stockholders' rights plan so long as such rights have not separated from the common stock), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

        Notwithstanding the immediately preceding paragraph, holders of the notes will not be permitted to so surrender their notes for conversion if such holders are entitled to participate (solely as a result of holding the notes), at the same time and upon the same terms as holders of our common stock, in such issuance or distribution as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

  Certain corporate events

        If a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental change permits holders to require us to repurchase notes") or a "make-whole fundamental change" (as defined under "—Increase in conversion rate upon conversion upon a make-whole fundamental change") occurs prior to the close of business on the business day immediately preceding January 1, 2021, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental change permits holders to require us to repurchase notes," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, in each case, pursuant to which our common stock would be converted into cash, securities or other assets, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the date that is 30 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 30 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 30 scheduled trading days prior to the anticipated effective date of such transaction, within one business day after the date upon which we receive notice, or otherwise become aware, of such transaction or, in the case of any merger, consolidation, binding share exchange, or transfer or lease of all or substantially all of our assets, enter into a definitive agreement with respect to such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or after January 1, 2021

        On or after January 1, 2021, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental change permits holders to require us to repurchase notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock (and cash in lieu of any fractional shares) ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions for which the relevant conversion date occurs on or after January 1, 2021 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after January 1, 2021, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date to settle conversions in cash settlement or combination settlement.

        If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after January 1, 2021, no later than January 1, 2021). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

        The "daily settlement amount," for each of the 20 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 20 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 20 consecutive trading days during the observation period, 1/20 of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

        The "daily VWAP" means, for each of the 20 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "SM <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

  •
  if the relevant conversion date occurs prior to January 1, 2021, the 20 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and

  •
  if the relevant conversion date occurs on or after January 1, 2021, the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Increase in conversion rate upon conversion upon a make-whole fundamental change" and "—Recapitalizations, reclassifications and changes of our common stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement (provided, that for any notes converted after the close of business on the regular record date immediately preceding the maturity date, we will deliver the consideration due in respect of such conversion on the maturity date), or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method. We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion rate adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For the purpose of this clause (2), and for the purpose of the first bullet point under "—Conversion upon specified corporate events—Certain distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 – FMV

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

where,
CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the conversion rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon satisfaction of sale price condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period. If the distribution constituting the spin-off is not so paid or made, the conversion rate shall be decreased to the conversion rate that would be in effect if such distribution had not been declared.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, semi-annual cash dividend that does not exceed $0.05 per share (the "initial dividend threshold"), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 – T SP0 – C

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;
T =	the initial dividend threshold; provided that if the dividend or distribution is not a regular semi-annual cash dividend, the initial dividend threshold will be deemed to be zero; and
C =	the aggregate amount in cash per share we distribute to all or substantially all holders of our common stock.

        The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 =
the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        Subject to applicable stock exchange rules, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to applicable stock exchange rules, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution which may be subject to U.S. federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. The amount of any tax required to be withheld in respect of such dividend (including in the case of backup withholding) may be withheld from subsequent payments or distributions otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes). See "Material United States Federal Income Tax Considerations."

        If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of common stock at a price below the conversion price or otherwise, unless otherwise described in the conversion rate adjustment provisions above;

  •
  on account of share repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or pursuant to a share repurchase program approved by our board of directors or a duly authorized committee thereof or otherwise;

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  solely for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

        If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the conversion date of, or any trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) January 1, 2021.

Recapitalizations, reclassifications and changes of our common stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon conversion" and (ii)(w) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon conversion" will continue to be payable in cash, (x) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (y) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction and (z) the conditions to conversion described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of

Trading Price Condition" and "—Conversion upon Specified Corporate Events" will be determined as if each reference to a share of common stock were instead a reference to a reference property unit.

        If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under "—Increase in conversion rate upon conversion upon a make-whole fundamental change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

        The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "—Conversion rate adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental change permits holders to require us to repurchase notes" below, as the board of directors reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under "—Conversion rate adjustments") based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

        For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in our good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provision set forth under "—Conversion Rate Adjustments."

Increase in conversion rate upon conversion upon a make-whole fundamental change

        If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the "make-whole fundamental change period").

        For the avoidance of doubt, if you convert your notes and the conversion date is prior to the effective date of a make-whole fundamental change, then, whether or not the make-whole fundamental change occurs, you will not be entitled to an increased conversion rate in connection with such make-whole fundamental change.

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion rights—Settlement upon conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion rate adjustments."

        The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
August , 2016
July 1, 2017
July 1, 2018
July 1, 2019
July 1, 2020
July 1, 2021

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed            shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion rate adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes

        If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. The fundamental change repurchase date shall be subject to postponement in order to allow us to comply with applicable law as a result of changes to such applicable law occurring after the date of the indenture.

        The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

          (1)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, filed a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

          (2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

          (3)   our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

          (4)   our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that is listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights (subject to the provisions set forth above under "—Conversion rights—Settlement upon conversion").

        If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent (in case of a paying agent other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above. Such third party's failure to repurchase the notes will not relieve us of our obligation to effect a repurchase as set forth above.

        To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

        We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "—Fundamental change permits holders to require us to repurchase notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

        If a "fundamental change" were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

        The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

        The provisions described under "Description of Debt Securities—Events of Default" in the accompanying prospectus will not apply to the notes. Instead, the events of default and related provisions described in this "—Events of default" section will apply to the notes.

        Each of the following is an event of default with respect to the notes:

          (1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

          (3)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon proper and timely exercise of a holder's conversion right and such failure continues for five business days;

          (4)   our failure to give a fundamental change notice as described under "—Fundamental change permits holders to require us to repurchase notes" or notice of a specified corporate transaction as described under "—Conversion rights—Conversion upon specified corporate events," in each case when due;

          (5)   our failure to comply with our obligations under "—Consolidation, merger and sale of assets";

          (6)   our failure for 60 days after we have received written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to comply with any of our other agreements contained in the notes or indenture;

          (7)   default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise the principal amount of such indebtedness described in clauses (i) and (ii) aggregates $30,000,000 or more in each case after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

          (8)   certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

          (9)   a final judgment or judgments for the payment of $30,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the next 90-day period during which such event of default is continuing beginning on, and including, the 91st day after such an event of default first occurred. However, in no event will additional interest exceed an aggregate rate of 0.50% per annum on any note.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 60-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change repurchase price, if applicable) of; and

  •
  accrued and unpaid interest, if any, on; or

  •
  the consideration due upon conversion (together with accrued and unpaid interest, if such holder is entitled to interest upon conversion as described herein) of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee notice that an event of default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the indenture will give the holders of a majority in principal amount of the outstanding notes the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

        The indenture will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

        The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

        Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and amendment

        The provisions described under "Description of Debt Securities—Modifications and Waiver" in the accompanying prospectus will not apply to the notes. Instead, the modification, waiver and amendment and related provisions described in this "—Modification and amendment" section will apply to the notes.

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

          (1)   reduce the percentage in principal amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the stated time for payment of interest on any note;

          (3)   reduce the principal of or extend the stated maturity of any note;

          (4)   make any change that adversely affects the conversion rights of any notes;

          (5)   reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (6)   make any note payable in money other than that stated in the note;

          (7)   change the ranking of the notes that would adversely affect the holders; or

          (8)   make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

        Without the consent of any holder, we and the trustee may amend the indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency;

          (2)   provide for the assumption by a successor corporation of our obligations under the indenture;

          (3)   add guarantees with respect to the notes;

          (4)   secure the notes;

          (5)   add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

          (6)   make any change that does not adversely affect the rights of any holder;

          (7)   in connection with any transaction described under "—Conversion rights—Recapitalizations, reclassifications and changes of our common stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "—Conversion rights—Settlement upon conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

          (8)   comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

          (9)   appoint a successor trustee with respect to the notes;

          (10) conform the provisions of the indenture to the "Description of notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

          (11) comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder in any material respect;

          (12) irrevocably elect or eliminate one of the settlement methods and/or irrevocably elect a minimum specified dollar amount;

          (13) provide for the issuance of additional notes; or

          (14) increase the conversion rate as provided in the indenture.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

        The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

        U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

        The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-entry, settlement and clearance

The global notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPPED CALL TRANSACTIONS

        In connection with the pricing of the notes, we expect to enter into capped call transactions with one or more of the underwriters or their respective affiliates (the "option counterparties"). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes.

        We intend to use approximately $             million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option, we expect to use a portion of the proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

        The capped call transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

        We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during the measurement period at the maturity of the capped call transactions, the number of shares of our common stock, amount of cash or combination thereof that we expect to receive upon exercise of the options that are a part of the capped call transactions will have a per-option value equal to the amount by which the cap price exceeds the strike price of the capped call transactions.

        The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

        For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with the capped call transactions, see "Underwriting—Capped call transactions" and "Risk Factors—Risks related to the notes—The capped call transactions may affect the value of the notes and our common stock.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes and the shares of our common stock into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, each as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities, subsequent to the date of this prospectus supplement or retroactively applied, may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes or of our common stock. Any challenge by the IRS may materially and adversely impact the market for the notes or for our common stock, if one exists, and the value of the notes or our common stock.

        This discussion is limited to initial holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes or our common shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations arising under U.S. federal estate or U.S. federal gift tax laws or under the laws of any state, local, non-U.S. or other jurisdiction or any tax treaties. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a holder of the notes or of our common shares in light of the holder's circumstances, or to certain categories of holders that may be subject to special rules, such as:

  •
  governmental bodies or agencies or instrumentalities thereof;

  •
  holders subject to the alternative minimum tax;

  •
  entities that are exempt from U.S. federal income tax;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

  •
  persons that are partnerships or other pass-through entities or holders of interests therein;

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  United States holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  passive foreign investment companies and controlled foreign corporations;

  •
  foreign entities treated as domestic corporations for U.S. federal tax purposes;

  •
  qualified foreign pension funds;

  •
  insurance companies;

  •
  common trust funds;

  •
  banks, thrifts, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions; or

  •
  persons who hold the notes or common stock as a position in a hedging, conversion or constructive sale transaction or a straddle or other risk reduction transaction or as a "synthetic security" or in an integrated transaction.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal tax purposes) holds the notes or our common stock, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership, among other things. If you are a partner of a partnership considering the purchase of the notes, we particularly urge you to consult your own tax advisor.

        If you are considering the purchase of the notes, we urge you to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership or disposition of the notes and the shares of common stock into which the notes may be converted, as well as any consequences under the U.S. federal estate or U.S. federal gift tax laws or under the laws of any state, local or non-U.S. jurisdiction or under any applicable tax treaty.

Contingent Payment Debt Instruments

        In certain circumstances we may be obligated to pay additional interest on the notes in excess of stated interest on the notes (see "Description of notes—Events of default"). We intend to take the position that, as of the initial issue date for the notes, the likelihood that we will pay this additional interest is remote or these amounts of additional interest are incidental. Therefore, we do not intend to treat the possibility of paying such additional interest as causing the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Rather, if we become obligated to pay additional interest, we intend to take the position that such amounts would be treated as ordinary interest income. Our determination that the likelihood that we will pay additional interest is remote or that these amounts of additional interest are incidental is binding on all holders of the notes unless they disclose their contrary position to the IRS in the manner required by applicable Treasury regulations. However, our determination is not binding on the IRS. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary interest income any of the gain realized on the taxable disposition (including redemption or retirement) of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Material U.S. Federal Income Tax Consequences to United States Holders

        You are a "United States holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

  •
  a corporation (or other entity taxable as a corporation) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons", as defined in the Code, have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a "United States person", as defined in the Code.

Interest on the Notes

        Stated interest on a note generally will be taxable to you as ordinary income at the time the interest is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes. Thus, if you utilize the accrual method of accounting, interest on the notes will be taxable to you as it accrues. If you utilize the cash method of accounting, interest will be taxable to you when it is received, or made available for receipt, by you. If the issue price of the notes is less than their stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable Treasury regulations), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest. It is anticipated, and this discussion assumes, that any difference between the issue price of the notes and their stated principal amount will be a de minimis amount and, therefore, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange or Redemption of the Notes

        Unless a nonrecognition provision applies, you will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive on the sale, redemption, exchange, retirement or other disposition (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your initial adjusted tax basis in a note generally will equal the amount you paid for the note. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation's ordinary income. The deductibility of capital losses may be subject to limitation.

Conversion of Notes

        Upon conversion of the notes, we may deliver solely shares of our common stock, cash or a combination of cash and shares of our common stock at our election, as described above under "Description of notes—Settlement upon conversion."

  Conversion into Common Stock

        Generally, you will not recognize gain or loss on the conversion of the notes solely into shares of common stock, other than cash received in lieu of fractional shares, which will be treated as described below in "—Fractional Shares," and other than common stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income.

  Conversion into Cash

        In the event that we deliver solely cash upon such a conversion, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition (as described above under "—Sale, Exchange or Redemption of the Notes").

  Conversion into Common Stock and Cash

        In the event that we deliver common stock and cash upon such a conversion, the United States federal income tax treatment of the conversion to you is uncertain. You should consult your own tax advisor regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange in part as discussed below.

  Treatment of Conversion as a Recapitalization

        If, upon a conversion, we pay a combination of cash and common stock to you in exchange for the notes, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the exchange would be treated as a recapitalization of the notes in exchange for our common stock. Under such circumstances, you would recognize capital gain, but not loss, equal to the lesser of (i) the excess of the sum of the fair market value of the common stock and the amount of cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income, but including any fractional share deemed received) over your adjusted tax basis in the notes, and (ii) the amount of cash received by you (excluding amounts attributable to accrued but unpaid interest and cash in lieu of fractional shares, which will be treated as described in "—Fractional Shares" below).

  Alternative Treatment of Conversion as Part Sale and Part Conversion

        If the IRS challenges our treatment of the conversion of the notes into cash and common stock as a recapitalization, the cash payment received by you could generally be treated as proceeds from the sale of a portion of your notes and taxed in the manner described under "—Sale, Exchange or Redemption of the Notes" above (or, in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share). In this case, the common stock received by you should be treated for U.S. federal income tax purposes as having been received upon a conversion of the notes, which generally would not be taxable to you, and your holding period for such stock would include the period during which you held the notes. Nonrecognition treatment, however, would not apply to any cash or common stock received in respect of amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent you have not previously included the accrued interest in income. For purposes of determining your taxable gain in respect of the cash received, the adjusted tax basis in your notes would generally be allocated pro rata among the common stock received by you (other than common stock received with respect to accrued but unpaid interest) and the fractional shares that are treated as sold for cash and the cash received, each in accordance with their fair market values.

        Any gain or loss recognized under the foregoing rules generally will be long-term capital gain or loss if your holding period in the notes is more than one year at the time of disposition. Long-term capital gains of individuals currently are subject to reduced rates of taxation. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation's ordinary income. The deductibility of capital losses is subject to limitations.

        A portion of the shares of common stock or cash received upon a conversion of a note may be attributable to accrued but unpaid interest on the note. The portion of the shares of common stock or cash received that is deemed to be attributable to accrued but unpaid interest, reduced by any amount you are required to pay to the Company in respect of interest payable as described in "Description of notes—Conversion Rights—General," should be taxable to you as interest income if such accrued interest has not been previously included in your gross income for United States federal income tax purposes.

Fractional Shares

        Cash received by you upon conversion in lieu of a fractional share of our common stock will be treated as a payment in exchange for the fractional share and generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received by you and the amount of adjusted tax basis from your notes that is allocable to the fractional share exchanged.

Basis and Holding Period of Common Stock

        Except as described above under "Alternative Treatment of Conversion as Part Sale and Part Conversion," the initial adjusted tax basis in the shares of common stock received by you upon conversion of the notes (other than common stock received by you that is attributable to accrued but unpaid interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received, but including any fractional share deemed received) will be equal to your aggregate adjusted tax basis in the notes converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

        The holding period for the shares of common stock received by you upon conversion of the notes generally will include the period during which you held the notes prior to the conversion, except that the holding period of any common stock received by you with respect to accrued but unpaid interest will commence on the day after the date of receipt.

Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances, as described under "Description of notes—Conversion rights—Conversion rate adjustments." Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, you generally will be deemed to have received a distribution even if you do not receive any cash or property as a result of such adjustment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under "—Dividends on Common Stock." It is not clear whether a constructive dividend deemed paid to a non-corporate holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by you would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required with respect to your notes (because of your failure to establish an exemption from backup withholding taxes as further described below in "—Information Reporting and Backup Withholding), such withholding may be made from subsequent payments of cash or common stock payable on the notes.

Dividends on Common Stock

        Distributions paid to you on our common stock, other than certain pro rata distributions of common stock, will be included in income as ordinary dividend income when received, to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock as described in "—Sale, Exchange or Other Taxable Disposition of Common Stock" below. With respect to dividends received by individuals and certain other non-corporate United States holders, the lower applicable long-term capital gains rates may apply if certain holding period requirements are satisfied. Dividends received by corporate United States holders may be eligible for a dividends-received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Common Stock

        Unless a nonrecognition provision applies, you generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. This gain or loss will equal the difference between the proceeds you receive on the sale, exchange or other disposition and your adjusted tax basis in your common stock. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for your common stock. The gain or loss will be long-term capital gain or loss if you held your common stock for more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation's ordinary income. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest on the notes and dividends on the common stock, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of notes and common stock held by you, unless, in each case, you are a recipient that is exempt from such information reporting (such as a corporation) and, if required, you certify as to that status. Backup withholding will apply to such payments unless you provide the appropriate intermediary with a correct taxpayer identification number (which, if you are an individual, generally would be your Social Security Number), certified under penalties of perjury, as well as certain other information, or you otherwise comply with applicable requirements of the backup withholding rules or establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information to the IRS. You should consult your tax advisor regarding the application of backup withholding in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Surtax on Unearned Income

        An additional Unearned Income Medicare Contribution surtax of 3.8% is imposed upon the "net investment income" of certain United States citizens and resident aliens and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest, dividends and certain net gain from the disposition of property, such as the notes or the common stock, less certain deductions. The surtax only applies if the adjusted gross income of the taxpayer exceeds certain threshold amounts. You should consult your tax advisor with respect to the tax consequences of the Unearned Income Medicare Contribution surtax.

Material U.S. Federal Income Tax Consequences to Non-United States Holders

        You are a "non-United States holder" for purposes of this discussion if you are a beneficial owner of a note that is an individual, corporation, estate or trust and that is not a United States holder.

Interest on the Notes

        Subject to the discussion of backup withholding and other withholding requirements below, payments to you of interest on the notes generally will not be subject to U.S. federal income tax or withholding of U.S. federal income tax if you properly certify as to your foreign status as described below, and:

  •
  you do not actually or constructively own, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us (actually or constructively);

  •
  you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  interest on the notes is not effectively connected with your conduct of a trade or business within the United States.

        The exemption from taxation and withholding described above and several of the special rules for non-United States holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on your particular circumstances. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you are a qualified resident of a country with which the United States has an income tax treaty and you provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from (or a reduction of) withholding under such tax treaty (in which case, you generally will be required to provide a U.S. taxpayer identification number) or (ii) the payments of interest are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. See "—Income or Gain Effectively Connected with a U.S. Trade or Business."

        The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information to the IRS.

Dividends and Constructive Distributions

        Amounts treated as dividends for U.S. federal income tax purposes paid to you (and any deemed dividends resulting from certain adjustments, or the failure to make adjustments, to the conversion rate, as discussed above under "Material U.S. Federal Income Tax Consequences to United States Holders—Constructive Distributions") generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty as to which you appropriately claim the benefit. In the case of a deemed dividend resulting from certain adjustments, or the failure to make adjustments, to the conversion rate, as discussed above under "Material U.S. Federal Income Tax Consequences to United States Holders—Constructive Distributions," such withholding may be made from subsequent payments of cash or common stock payable on the notes. Dividends that are effectively connected with a trade or business you conduct within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are not subject to the U.S. federal withholding tax. See "—Income or Gain Effectively Connected with a U.S. Trade or Business" below.

        If you wish to claim the benefit of an applicable treaty rate for dividends paid on our common stock, you must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), claiming an exemption from or reduction in withholding under the applicable income tax treaty.

        If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by timely providing the required information to the IRS.

Sale, Exchange or Other Taxable Disposition of Notes or of Common Stock

        Subject to the discussion of backup withholding and other withholding requirements below, as a non-United States holder, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other taxable disposition of a note (except to the extent such amount is attributable to accrued interest, which would be treated as described elsewhere in this discussion) or our common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States);

  •
  if you are an individual, you are present in the United States for 183 or more days in the taxable year of such disposition, and certain other requirements are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and your holding period in the common stock and one of the circumstances below applies to you.

        If you are described in the first bullet above, you will be subject to tax as described in "—Income or Gain Effectively Connected with a U.S. Trade or Business" below. If you are described in the second bullet above, you will generally be subject to a flat 30% tax on any gain derived from the sale, exchange or other taxable disposition that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States).

        Generally, a corporation is a United States real property holding corporation for U.S. federal income tax purposes if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are a United States real property holding corporation, and if our common stock continues to be regularly traded on an established securities market:

  •
  with respect to a disposition of our common stock, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or your holding period, more than 5% of our common stock, you generally would be subject to U.S. federal income tax on any gain from the disposition;

  •
  with respect to a disposition of notes:

  •
  if the notes are regularly traded on an established securities market at the time of the disposition and you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of the notes or your holding period, more than 5% of the notes outstanding, you generally would be subject to U.S. federal income tax on any gain from the disposition;

  •
  if the notes are not regularly traded on an established securities market at the time of the disposition, you generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the notes generally would be required to withhold 15% of the gross proceeds payable to you if on the date you acquired the notes they had a fair market value greater than 5% of the fair market value of our common stock outstanding. For this purpose, if you subsequently acquire additional notes, then such notes shall be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a United States holder and you would be required to file a U.S. tax return with respect to such gain.

        If, during the calendar year in which the relevant sale, exchange or other taxable disposition occurs, we are a United States real property holding corporation, and if our common stock ceased to be regularly traded on an established securities market, you generally would be subject to U.S. federal income tax on any gain from the disposition of the notes or our common stock (regardless of the amount of notes or our common stock owned), and transferees of the notes or our common stock would generally be required to withhold 15% of the gross proceeds payable to you. The gain from the disposition would be subject to regular U.S. income tax as if you were a United States holder, and you would be required to file a U.S. tax return with respect to such gain.

        You should consult your tax advisor with respect to the application of the foregoing rules to your ownership and disposition of the notes or our common stock, and in particular with respect to the potential consequences of our being a United States real property holding corporation.

Conversion

        The conversion of a note solely into shares of our common stock and cash in lieu of a fractional share of our common stock generally will not be a taxable event, except that (1) your receipt of cash in lieu of a fractional share will be treated as a sale or other taxable disposition of such fractional share as described above under "—Sale, Exchange or Other Taxable Disposition of Notes or of Common Stock" and (2) the fair market value of the shares of our common stock you receive with respect to accrued interest will be treated as a payment of interest as described above under "—Interest on the Notes."

        Notwithstanding the foregoing, if the notes, but not the shares of our common stock into which the notes are convertible, are subject to the special rules governing interests in United States real property holding corporations as described above under "—Sale, Exchange or Other Taxable Disposition of Notes or of Common Stock" (which, assuming our common stock continues to be listed on the NYSE, would only arise if you own notes in amounts exceeding certain thresholds described therein), the conversion of the notes solely into shares of our common stock would be a taxable event and you would be subject to U.S. tax in the same manner as described in that section. If both the notes and shares of our common stock into which the notes are convertible are subject to the special rules governing interests in United States real property holding corporations as described above, then, although the conversion of the notes solely into shares of our common stock generally would not be taxable, you may be required to satisfy certain procedural requirements in accordance with the applicable Treasury regulations.

        If you convert a note and receive only cash or a combination of common stock and cash, all or a part of the transaction may be treated as a sale, exchange or other taxable disposition of the notes as described under "Material U.S. Federal Income Tax Consequences to United States Holders—Conversion of Notes". See "—Sale, Exchange or Other Taxable Disposition of Notes or of Common Stock."

Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the notes, dividends (including any constructive dividends) on the common stock or gain from the sale, redemption, exchange or other taxable disposition of the notes or the common stock is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty as to which you appropriately claim the benefit, is treated as attributable to a permanent establishment maintained by you in the United States), then the interest, dividends or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a United States holder. If you are a corporation, that portion of your earnings and profits that is effectively connected with your trade or business within the United States (and, in the case of an applicable tax treaty as to which you appropriately claim the benefit, is attributable to your permanent establishment in the United States) also may be subject to a "branch profits tax" at a 30% rate, unless you are a qualified resident of a country with which the United States has an income tax treaty as to which you appropriately claim the benefit, in which case such income tax treaty may provide for a lower rate. Even though, absent treaty relief, effectively connected interest or dividends is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is generally not subject to withholding tax if the non-United States holder provides to the applicable withholding agent a properly completed and executed IRS Form W-8ECI (or appropriate substitute or successor form), or IRS Form W-8BEN or W-8BEN-E, as appropriate (or appropriate substitute or successor form) claiming exemption under an applicable income tax treaty.

Information Reporting and Backup Withholding

        You may be subject to information reporting and backup withholding with respect to any payments to you of interest on the notes or dividends (including constructive dividends) on the common stock, and the proceeds from dispositions of the notes and our common stock, unless you comply with certain reporting procedures (usually satisfied by providing the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of notes or shares of our common stock will apply as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; and

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption.

        In addition, the amount of any interest or dividends paid to you and the amount of tax, if any, withheld from such payment generally must be reported annually to you and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you reside. Any amounts withheld under the backup withholding rules are treated as a credit against your actual U.S. federal income tax liability and any amounts withheld in excess of your actual U.S. federal income tax liability will be allowed as a refund provided the required information is timely furnished by you to the IRS. Non-United States holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will be required on interest on the notes and dividends on our common stock and, after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale, exchange or other taxable disposition of, the notes or our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which the notes or our common stock is held will affect the determination of whether such withholding is required. Similarly, interest on the notes and dividends on our common stock and, after December 31, 2018, gross proceeds from the sale, exchange or other taxable disposition of, the notes or our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners." Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes and our common stock.

        THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-United States or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA, the Code and Similar Laws may impose certain duties on persons who are fiduciaries and other interested parties of a Plan and may prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, an underwriter, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a Note, each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted (in both an individual and representative capacity, if any) that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Further, this prospectus contains no recommendation as to the suitability of the notes (or an interest therein) as an investment by any Plan under ERISA and any Similar Laws.

 UNDERWRITING

        Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J. P. Morgan Securities LLC
Barclays Capital Inc.
BBVA Capital Markets, LLC

Total		$100,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed.

        The following table shows the per note and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional $15,000,000 principal amount of notes.

	No Exercise	Full Exercise
Per note	$	$
Total	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $0.5 million and are payable by us.

Option to Purchase Additional Notes

        If the underwriters sell more notes than the total principal amount of notes set forth in the table above, the underwriters have an option to purchase up to an additional $15,000,000 principal amount of notes. They may exercise that option with respect to the notes within a 30-day period from the date of this prospectus supplement. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above and will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Look-Up Agreements

        We have agreed that we will not (i) offer, sell, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position within the meaning of Rule 16a-1 under the Securities Exchange Act, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing or (ii) enter any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of shares of our common stock, whether any such swap or transaction described in clause (i) or (ii) is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, except that (1) we may issue and sell shares of our common stock upon the conversion or exchange of convertible or exchangeable securities outstanding on the date of this prospectus supplement, (2) we may issue and sell shares of our common stock upon the exercise of options or warrants outstanding on the date of this prospectus supplement or as a result of permitted grants or issuances as described in the following clause (3), and (3) we may grant or issue stock options and warrants, restricted stock, phantom stock, and other securities to our employees, officers, and directors pursuant to the terms of a plan in effect on the date of this prospectus supplement.

        Our directors and certain of our executive officers have agreed that they will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash, or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge, or other arrangement, without, in each case, the prior written consent of Wells Fargo Securities, LLC for a period of 60 days after the date of this prospectus supplement, except (i) that such executive officers and directors may sell shares acquired by such executive officers and directors in the open market after the date of this prospectus supplement, provided that no filing under the Exchange Act, shall be required or shall be voluntarily made in connection with any such sale, pledge or disposition (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day restricted period) and (ii) such executive officers and directors may sell, pledge or dispose of any shares of our common stock to a family member, family partnership (including a limited partnership), other family investment entity or trust, provided that in connection with any such sale, pledge or disposition (A) the recipient agrees to be bound in writing by the terms of such agreement prior to such sale, pledge or disposition and (B) the transfer is not a sale, pledge or disposition of value.

        Wells Fargo Securities, LLC, in its sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release our common stock and other securities from lock-up agreements, Wells Fargo Securities, LLC will consider, among other factors, the holder's reasons for requesting the release, the number of shares of our common stock and other securities for which the release is being requested and market conditions at the time.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes or our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, in these stabilizing transactions the underwriters may purchase our common stock prior to the pricing of this offering and, if market participants short sell the notes prior to pricing, the underwriters may purchase notes from the short sellers.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Capped call transactions

        In connection with the pricing of the notes, we expect to enter into a capped call transactions with one or more of the underwriters or their respective affiliates (the "option counterparties"). The capped call transactions are expected generally to reduce the potential dilution to our common stock upon conversion the of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties.

        We intend to use approximately $             million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

        In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

        In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

        For a discussion of the potential impact of any market or other activity by the option counterparties and their respective affiliates in connection with these capped call transactions, see "Risk factors—Risks related to the notes—The capped call transactions may affect the value of the notes and our common stock."

Other Relationships

        Certain of the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services with us or our affiliates in the ordinary course of their business for which they have received, or may in the future receive, customary fees and commissions. Affiliates of each of the underwriters is a lender under our Credit Agreement. In addition, each of the underwriters are also serving as underwriters in connection with the Concurrent Equity Offering.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

        securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired notes pursuant to an offer made under Section 275 of the SFA except:

    (a)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (b)
    where no consideration is or will be given for the transfer;

    (c)
    where the transfer is by operation of law;

    (d)
    as specified in Section 276(7) of the SFA; or

    (e)
    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        Certain legal matters in connection with the notes will be passed upon by Holland & Hart LLP, Denver, Colorado, and by Mayer Brown LLP, New York, New York, as our counsel. Certain legal matters will be passed upon for the underwriters by Baker Botts L.L.P., Dallas, Texas and Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of SM Energy Company's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and SM Energy Company management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon engineering reports of Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firms as experts in petroleum engineering.

 GLOSSARY OF OIL AND NATURAL GAS TERMS

        The oil and natural gas terms defined in this section are used in this prospectus supplement. The definitions of the terms field and proved reserves have been abbreviated from the respective definitions under Rule 4-10(a) of Regulation S-X promulgated by the SEC. The entire definitions of those terms under Rule 4-10(a) of Regulation S-X can be located through the SEC's website at www.sec.gov.

        Bbl.    One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

        Bcf.    Billion cubic feet, used in reference to natural gas.

        BOE.    Barrels of oil equivalent. Oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of oil or NGLs.

        BTU.    One British thermal unit, the quantity of heat required to raise the temperature of a one-pound mass of water by one degree Fahrenheit.

        Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature or stratigraphic condition.

        MBOE.    One thousand barrels of oil equivalent.

        Mcf.    One thousand cubic feet, used in reference to natural gas.

        MMBbl.    One million barrels of oil or other liquid hydrocarbons.

        NGLs.    The combination of ethane, propane, butane, and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature.

        Proved reserves.    Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined, and the price to be used is the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        PV-10.    The present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, based on prices used in estimating the proved reserves and costs in effect as of the date indicated (unless such costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses, or depreciation, depletion, and amortization, discounted using an annual discount rate of ten percent. While this measure does not include the effect of income taxes as it would in the use of the standardized measure of discounted future net cash flows calculation, it does provide an indicative representation of the relative value of the Company on a comparative basis to other companies and from period to period.

        Standardized measure of discounted future net cash flows.    The discounted future net cash flows relating to proved reserves based on prices used in estimating the reserves, year-end costs, and statutory tax rates, and a ten percent annual discount rate. The information for this calculation is included in the note regarding disclosures about oil and gas producing activities contained in the Notes to Consolidated Financial Statements incorporated by reference in this prospectus supplement.

PROSPECTUS

SM ENERGY COMPANY

COMMON STOCK AND
DEBT SECURITIES

        By this prospectus, SM Energy Company may offer, from time to time, its common stock and debt securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before investing.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "SM." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in securities involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities. See "Risk Factors" beginning on page 4 of this prospectus for information on certain risks related to the purchase of our securities.

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may, from time to time, offer and sell in one or more offerings, the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully before making your investment decision. You should also read the documents we have referred you to under "Where You Can Find More Information" herein for information about us, including our financial statements.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also respectively referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus, and include statements about such matters as:

  •
  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

  •
  our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our outlook on future oil, gas, and NGL prices, well costs, and service costs;

  •
  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions;

  •
  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

  •
  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

  •
  future oil, gas, and NGL production estimates;

  •
  cash flows, anticipated liquidity, and the future repayment of debt;

  •
  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

  •
  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our "2015 Form 10-K").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2015 Form 10-K, and include such factors as:

  •
  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

  •
  weakness in economic conditions and uncertainty in financial markets;

  •
  our ability to replace reserves in order to sustain production, including our ability to consummate acquisitions and the successful integration and future performance of such assets;

  •
  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

  •
  our ability to compete against competitors that have greater financial, technical, and human resources;

  •
  our ability to attract and retain key personnel;

  •
  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

  •
  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

  •
  the possibility that exploration and development drilling may not result in commercially producible reserves;

  •
  our limited control over activities on outside-operated properties;

  •
  our reliance on the skill and expertise of third-party service providers on our operated properties;

  •
  the possibility that title to properties in which we have an interest may be defective;

  •
  the possibility that our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

  •
  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

  •
  the uncertainties associated with enhanced recovery methods;

  •
  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

  •
  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

  •
  our ability to deliver necessary quantities of natural gas or crude oil to contractual counterparties;

  •
  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

  •
  the impact that lower oil, gas, or NGL prices could have on the amount we are able to borrow under our credit agreement;

  •
  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

  •
  the possibility that covenants in our debt agreements may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

  •
  operating and environmental risks and hazards that could result in substantial losses;

  •
  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

  •
  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

  •
  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

  •
  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

  •
  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

  •
  new technologies may cause our current exploration and drilling methods to become obsolete;

  •
  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

  •
  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus speak as of the filing date of this prospectus. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read the information under the caption "Cautionary Statement Regarding Forward-Looking Statements."

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	—(2)	—(3)	10.0x	3.7x	—(4)	6.7x

(1)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest) by fixed charges (interest expense, plus capitalized interest plus our estimate of the interest component of rental expense).

(2)
Earnings were inadequate to cover fixed charges for the six months ended June 30, 2016 by a deficiency of $810.8 million.

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2015 by a deficiency of $738.8 million.

(4)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2012 by a deficiency of $86.6 million.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

  •
  the repayment of outstanding indebtedness;

  •
  working capital;

  •
  capital expenditures; and

  •
  acquisitions.

        The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.01 per share. As of July 27, 2016, there were 68,466,823 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by the Company in this offering will be, when issued and paid for, fully paid and non-assessable.

        Delaware corporate law and the Company's certificate of incorporation and by-laws contain provisions that may have the effect of delaying or preventing a change of control of the Company or its management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings.

        The Company's certificate of incorporation provides that authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to the Company as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the Company, even if the change in control might be beneficial to Company stockholders.

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors' liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. References in this section to "SM Energy" mean SM Energy Company and not its subsidiaries.

        Any debt securities offered by this prospectus will be issued under an indenture between SM Energy and U.S. Bank National Association, as trustee (the "indenture"), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture below. You should read the indenture for provisions that may be important to you.

        Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt securities.

        The indenture will not limit the amount of debt securities we may issue under it, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

        Principal and any premium and interest in respect of the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, we may pay interest by mailing checks to the registered holders of the debt securities at their registered addresses.

        We will describe any special U.S. federal income tax and other considerations relating to the debt securities in the applicable prospectus supplement.

General

        The indenture provides that SM Energy may issue separate series of debt securities under the indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The debt securities will be unsecured obligations of SM Energy.

        The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

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  the designation, aggregate principal amount and authorized denominations of the debt securities;

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  the date or dates on which the debt securities will mature;

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  the percentage of the principal amount at which the debt securities will be issued;

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  the date on which the principal and premium, if any, of the debt securities will be payable;

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  whether any subsidiary guarantor will guarantee the debt securities;

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  the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest;

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  the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

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  the specified currency of the debt securities;

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  a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at the holders' option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

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  any sinking fund terms;

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  any events of default or covenants of SM Energy with respect to the debt securities of a certain series that are different from those described in this prospectus;

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  whether and under what circumstances any covenants in the indenture will be subject to either or both covenant defeasance and legal defeasance with respect to the debt securities;

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  any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

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  any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

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  if applicable, that the debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the name of the respective depositaries for such global securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof; and

  •
  any other specific terms of the debt securities.

        We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

        If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, SM Energy's obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of SM Energy's other unsecured unsubordinated indebtedness.

Interest Rates and Discounts

        The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

        We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

        Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

        You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption, we will not be required to:

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  execute, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

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  execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, the debt securities at the office of the paying agent or paying agents that we designate at various times. At our option, we may, however, make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in Denver, Colorado, will be designated as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities.

        All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security will look only to us for payments out of those repaid amounts.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under the indenture with respect to the debt securities of any series issued under the indenture:

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  any failure by us to pay any interest on any debt security of that series when due that continues for 30 days;

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  any failure by us to pay principal of, or any premium on, the debt securities of that series when due and payable, either at maturity or otherwise;

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  any failure by us to perform, or breach by us of, any of our other covenants or warranties in the indenture, and that breach or failure continues for 60 days (subject to extension under certain circumstances for another 120 days) after written notice as provided in the indenture;

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  the occurrence of certain events of bankruptcy, insolvency or reorganization involving us or certain of our subsidiaries; and

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  the occurrence of any other event of default provided with respect to the debt securities of that series.

        If we fail to pay the principal of, or premium, if any, or interest on, the debt securities of any series or we fail to perform or breach any of the other covenants or warranties applicable to the debt securities of that series, and such event of default is continuing, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series (or with respect to covenant and warranty defaults, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series) may declare the principal amount of, and any premium and interest on, the debt securities of that series to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, and the event of default is continuing, then the principal amount of all of the debt securities of such series then outstanding under the indenture will become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the debt securities of any series may rescind and annul any declaration of acceleration with respect to such series of debt securities if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series, the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other events of default with respect to the debt securities of that series have been cured or waived.

        Within 90 days after the occurrence of any event of default under the indenture with respect to the debt securities of any series issued under the indenture, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

        If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

        Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities issued under the indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Defeasance

        Unless the applicable prospectus supplement provides otherwise, any debt securities, or portion of the principal amount of the debt securities, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness with respect to the debt securities, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

        In addition, unless the applicable prospectus supplement provides otherwise, we shall be released from our obligations under certain covenants set forth in the indenture (or certain additional covenants applicable to a particular series of debt securities) if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

Modification and Waiver

        The trustee and SM Energy may, without the consent of holders, modify or waive provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended. The trustee and SM Energy may modify or waive certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification or waiver. The provisions of the indenture may not, however, be waived or modified without the consent of each holder of each debt security of the series affected thereby if the modification or waiver would:

  •
  change the stated maturity of the principal of, or a scheduled date for the payment of any interest on, any such debt security;

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  reduce the principal amount of, or interest on, or any premium payable upon the redemption of, any such debt security;

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  change the specified currency in which the principal of any such debt security or any premium or any interest on that debt security is payable;

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  impair or affect the right of any holder of such debt security to institute suit for the enforcement of any payment of principal, premium, or interest on or with respect to any such security on or after the stated maturity of such debt security;

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  with respect to any such series of debt securities the terms of which provide for the making and consummation of an offer to repurchase such debt securities in connection with a change of control (as defined in such terms), amend, change or modify our obligation to make and consummate such offer to repurchase after the related change of control has occurred, including amending, changing or modifying any definition relating thereto;

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  reduce the percentage and principal amount of such outstanding debt securities, the consent of the holders of which is required for any such supplemental indenture, or the consent of which is required for any waiver of certain defaults under the indenture and their consequences provided for in the indenture, or reduce the requirements of such debts securities for quorum or voting under the indenture; or

  •
  modify any of the provisions of the indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults.

        The holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

  •
  a continuing payment default with respect to debt securities of that series; or

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  a continuing default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of our assets and properties and the assets and properties or our subsidiaries (taken as a whole) in one or more related transactions to any person (as defined in the indenture) unless:

  •
  either (a) SM Energy is the surviving entity or (b) the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets expressly assumes the due and punctual payment of the principal of, and any premium and interest on, and every other obligation under the debt securities and the indenture; and

  •
  immediately after the transaction becomes effective, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and will, to the extent applicable, be governed by those provisions.

The Trustee

        We may appoint a separate trustee for any series of debt securities. In the description of a series of debt securities, the term "trustee" refers to the trustee appointed with respect to such series of debt securities. The trustee may be a depository for funds and perform other services for, and may transact other banking business with, SM Energy and its subsidiaries in the normal course of business.

BOOK-ENTRY SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our common stock, to investors in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co., or Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

        No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

        DTC has informed us that it is:

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  a limited-purpose trust company organized under New York banking laws;

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  a "banking organization" within the meaning of the New York banking laws;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under the Securities Exchange Act.

        DTC has also informed us that it was created to:

  •
  hold securities for "participants" and

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  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

        Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. These payments will be forwarded to DTC's participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

        Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

        According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

  •
  we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

        Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

        Except as described above:

  •
  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

  •
  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

        None of SM Energy, the trustee, any registrar and transfer agent or any depository, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers, including existing shareholders; or

  •
  any combination of the foregoing methods.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices.

By Agents

        Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon for us by Holland & Hart LLP or by legal counsel named in the prospectus supplement and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of SM Energy Company's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and SM Energy Company management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act, and we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the

SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our common stock is listed and traded on the NYSE. Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the indenture for the notes, which is summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

  •
  our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 4, 2016, and for the period ended June 30, 2016, filed with the SEC on August 3, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on February 22, 2016, March 25, 2016, April 13, 2016 and May 26, 2016, excluding any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 on any Current Report on Form 8-K; and

  •
  the description of our common stock contained in our Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

We also incorporate by reference each of the documents that we file with the SEC (excluding any portion of those filings furnished under Items 2.02 or 7.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act on or after this registration statement. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectus we may authorize to be delivered to you. You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of each document.

$100,000,000

SM Energy Company

                % Notes due 2021

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
BofA Merrill Lynch
J.P. Morgan
Barclays
BBVA

August      , 2016